As filed with the Securities and Exchange Commission on July 30, 2001
                                                      Registration No. 333-65024
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                      VIACOM INC.                                                     VIACOM INTERNATIONAL INC.
   (Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)
                      Delaware                                                                Delaware
(State or other jurisdiction of incorporation or organization)     (State or other jurisdiction of incorporation or organization)
                      04-2949533                                                             13-3844753
         (I.R.S. Employer Identification No.)                                   (I.R.S. Employer Identification No.)
                    1515 Broadway                                                          1515 Broadway
                 New York, NY 10036                                                     New York, NY 10036
                  (212) 258-6000                                                          (212) 258-6000
(Address, including zip code, and telephone number, including             (Address, including zip code, and telephone number,
   area code, of Registrants' principal executive offices)                   including area code, of Registrants' principal
                                                                                           executive offices)

                           ---------------------------
                            Michael D. Fricklas, Esq.
                            Executive Vice President,
                          General Counsel and Secretary
                                   Viacom Inc.
                                  1515 Broadway
                            New York, New York 10036
                                 (212) 258-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                             Stephen T. Giove, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022

                           ---------------------------

    Approximate date of commencement of proposed sale to the public: Upon consummation of the Exchange Offer described herein.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum    Proposed Maximum        Amount of
                                           Amount to be     Offering Price        Aggregate         Registration Fee
         Title of Each Class of             registered       Per Security     Offering Price(1)
      Securities to be Registered
--------------------------------------------------------------------------------------------------------------------

6.40% senior notes due 2006               $400,000,000           100%         $400,000,000
6.625% senior notes due 2011              $1,000,000,000         100%         $1,000,000,000
6.40% senior notes due 2006               $3,075,000             100%         $3,075,000
7.70% senior notes due 2010               $1,000,000             100%         $1,000,000          $351,068.75(2)
7.875% senior debentures due 2030         $200,000               100%         $200,000
Guarantees of all senior securities            ---               ---                 ---
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Calculated based upon the market value of the securities to be received by the registrants in the exchange in accordance with Rule 457(f). Pursuant to Rule 457(n), no registration fee will be paid in connection with the guarantees. Viacom Inc. previously paid $1,068.75 of this registration fee on January 30, 2001 and $350,000 of this registration fee on July 13, 2001.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

         This registration statement contains two separate prospectuses.

         The first prospectus relates to an offer to exchange (i) the unregistered 6.40% senior notes due 2006 ($400,000,000 aggregate principal amount outstanding) which were issued on May 17, 2001 for an equal amount of 6.40% senior notes due 2006 which have been registered under the Securities Act of 1933, and (ii) the unregistered 6.625% senior notes due 2011 ($1,000,000,000 aggregate principal amount outstanding) which were issued on May 17, 2001 for an equal amount of 6.625% senior notes due 2011 which have been registered under the Securities Act of 1933.

         The second prospectus relates to an offer to exchange (i) the remaining unregistered 6.40% senior notes due 2006 ($3,075,000 aggregate principal amount outstanding) which were issued January 17, 2001 for an equal amount of 6.40% senior notes due 2006 which have been registered under the Securities Act of 1933, (ii) the remaining unregistered 7.70% senior notes due 2010 ($1,000,000 aggregate principal amount outstanding) for an equal amount of 7.70% senior notes due 2010 which have been registered under the Securities Act of 1933 and
(iii) the remaining unregistered 7.875% senior debentures due 2030 ($200,000 aggregate principal amount outstanding) for an equal amount of 7.875% senior debentures due 2030 which have been registered under the Securities Act of 1933. Pursuant to a registered exchange offer consummated on March 19, 2001, additional unregistered senior securities issued on January 17, 2001 were exchanged, and $396,925,000 registered 6.40% senior notes due 2006, $499,000,000 registered 7.70% senior notes due 2010 and $749,800,000 registered 7.875% senior debentures due 2030 are currently outstanding.

The information in this prospectus is not complete and may be change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to completion dated July 30, 2001


                                   VIACOM INC.

                                OFFER TO EXCHANGE

                           6.40% Senior Notes due 2006
          ($400,000,000 aggregate principal amount issued May 17, 2001)
                                       for
                           6.40% Senior Notes due 2006
           that have been registered under the Securities Act of 1933

                                       and

                          6.625% Senior Notes due 2011
         ($1,000,000,000 aggregate principal amount issued May 17, 2001)
                                       for
                          6.625% Senior Notes due 2011
           that have been registered under the Securities Act of 1933
                                 ---------------

              Unconditionally guaranteed as to payment of principal
                    and interest by Viacom International Inc.
                   (a wholly owned subsidiary of Viacom Inc.)
                                 ---------------

                             TERMS OF EXCHANGE OFFER

o The exchange offer will expire at 5:00 p.m., New York City time, on August 28, 2001, unless we extend the offer.

o Tenders of outstanding unregistered senior securities may be withdrawn at any time before 5:00 p.m. on the date of expiration of the exchange offer.

o All outstanding unregistered senior securities that are validly tendered and not validly withdrawn will be exchanged.

o The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except for being registered under the Securities Act of 1933 and not having any transfer restrictions, registration rights or rights to additional interest.

o The exchange of senior securities will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

o Application has been made to list the exchange senior securities on the Luxembourg Stock Exchange.

                                ---------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the senior securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is    , 2001

         Each holder of an unregistered senior security wishing to accept the exchange offer must deliver the unregistered senior securities to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered senior securities by book-entry transfer into the exchange agent's account at Euroclear Bank S.A./N.A., as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Luxembourg") or The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

                                 ---------------

         If you are a broker-dealer that receives exchange senior securities for your own account you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior securities. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange senior securities. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of expiration of this exchange offer.

         You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Viacom International has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. Neither we nor Viacom International is making an offer of the senior securities in any jurisdiction where the offer is not permitted.


                                TABLE OF CONTENTS
                                                                     Page

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS............ii
WHERE YOU CAN FIND MORE INFORMATION...................................iv
PROSPECTUS SUMMARY.....................................................1
SUMMARY OF THE EXCHANGE OFFER..........................................3
SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR SECURITIES..................8
CAPITALIZATION........................................................10
SUMMARY HISTORICAL FINANCIAL DATA.....................................11
SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION............12
RATIO OF EARNINGS TO FIXED CHARGES....................................13
USE OF PROCEEDS.......................................................14
THE EXCHANGE OFFER....................................................15
DESCRIPTION OF SENIOR SECURITIES......................................28
UNITED STATES TAX CONSIDERATIONS......................................44
PLAN OF DISTRIBUTION..................................................49
LEGAL MATTERS.........................................................50
EXPERTS...............................................................50
                                 ---------------

         References to "Viacom," "we", "us" and "our" in this prospectus are references to Viacom Inc. References to "Viacom International" are references to Viacom International Inc. References to "$" and "dollars" are to United States dollars.

         Whenever we refer in this prospectus to the 6.40% senior notes due 2006 issued on May 17, 2001 or the 6.625% senior notes due 2011 issued on May 17, 2001, we will refer to them as the "unregistered 2006 senior notes" or the "unregistered 2011 senior notes", respectively, and collectively as the "unregistered senior securities". Whenever we refer in this prospectus to the registered 6.40% senior notes due 2006 or the registered 6.625% senior notes due 2011, we will refer to them as the "exchange 2006 senior notes" or the "exchange 2011 senior notes", respectively, and collectively as the "exchange senior securities". The unregistered 2006 senior notes and the exchange 2006 senior notes are collectively referred to as the "2006 senior notes" and the unregistered 2011 senior notes and the exchange 2011 senior notes are collectively referred to as the "2011 senior notes". The unregistered senior securities and the exchange senior securities are collectively referred to as the "senior securities".

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus.

         The following important factors, among others, could affect our future results, causing these results to differ materially from those expressed in our forward-looking statements:

     o We derive substantial revenues from the sale of advertising time on our over-the-air networks, basic cable networks, television stations, radio stations and outdoor businesses. The advertising market has recently experienced softness. The sale of advertising time is affected by viewer demographics, viewer ratings and market conditions for advertising time. Adverse changes to any of these factors could have a negative effect on revenues.

     o Operating results derived from our motion picture and television production fluctuate depending primarily upon cost of such productions and acceptance of such productions by the public, which are difficult to predict. Motion picture and television production has experienced cycles in which increased costs of talent and other factors have resulted in higher production costs. In addition, the commercial success of our motion picture and television productions also depends upon the quality and acceptance of other competing productions, and the availability of alternative forms of entertainment and leisure time activities.

     o Our operating results also fluctuate due to the timing and availability of theatrical and home video releases, as well as a result of the recording of license fees for television exhibition of motion pictures and for syndication and basic cable exhibition of television programming in the period that the products are available for such exhibition.

     o Our basic cable network and premium subscription television networks are dependent on affiliation agreements with cable and direct broadcast satellite distributors on acceptable terms. The loss of carriage on such distributors, or continued carriage on less favorable terms, could adversely affect, with respect to basic cable networks, revenues from subscribers fees and the ability to sell advertising time, and with respect to premium subscription television networks, subscribers fee revenues.

     o Some of our businesses are seasonal. More specifically, the home video business and consumer publishing business are subject to increased periods of demand coinciding with summer and winter holidays, while a substantial majority of the theme parks operating income is generated from May through September. In addition, the home video and theme parks businesses' revenues are influenced by weather.

     o Changes in FCC laws and regulations could, directly or indirectly, adversely affect the operations and ownership of our properties.

     o We have contingent liabilities related to discontinued operations, including environmental liabilities and pending litigation. While there can be no assurance in this regard, the pending or potential litigation, environmental and other liabilities should not have a material adverse effect on us.

     o We may be adversely affected by changes in technology and their effect on competition in our markets.

     o Other economic, business, competitive and/or regulatory factors affecting our businesses generally.

         These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and under Section 27A of the Securities Act and Section 21E of the Exchange Act and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange. In accordance with U.S. securities laws, Viacom International is not obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Viacom International does not file separate financial statements with the SEC and does not independently publish its financial statements. Viacom International's financial condition, results of operations and cash flows are consolidated into the financial statements of Viacom.

         We are "incorporating by reference" specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by us until the exchange offer is completed.

     o    Our Annual Report on Form 10-K for the year ended December 31, 2000.

     o    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001.

     o Our Current Report on Form 8-K dated May 4, 2000, as amended on July 17, 2000, and our Current Reports on Form 8-K dated January 5, 2001, January 8, 2001, February 15, 2001, February 21, 2001, May 30, 2001,
          June 1, 2001, July 3, 2001 and July 27, 2001.

     o    Our definitive Proxy Statement dated April 16, 2001.

     o CBS Corporation Annual Report on Form 10-K for the year ended December 31, 1999, as amended on April 28, 2000.

     o The consolidated financial statements of Infinity Broadcasting Corporation, as set forth in Item 8 and the notes thereto to Infinity's Annual Report on Form 10-K for the year ended December 31, 1999.

     o The condensed financial statements of Infinity, as set forth in Item 1 to Infinity's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

     o    Our Registration Statement on Form S-4 dated January 12, 2001.

         You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                   Viacom Inc.
                                  1515 Broadway
                                   52nd Floor
                            New York, New York 10036
                            Attn: Investor Relations
                        Telephone Number: (212) 258-6000

         In addition, copies of all documents that we incorporate into this prospectus by reference may be obtained free of charge at the offices of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg, our Luxembourg paying and transfer agent.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before participating in this exchange offer. You should read the entire prospectus, accompanying letter of transmittal and documents incorporated by reference carefully.

                                   THE COMPANY

         We, together with our subsidiaries, are a diversified worldwide entertainment company with operations in six segments: Cable Networks, Television, Infinity, Entertainment, Video and Publishing. The Cable Networks segment operates MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), TNN: THE NATIONAL NETWORKTM, CMT:
COUNTRY MUSIC TELEVISIONTM and BET: BLACK ENTERTAINMENT TELEVISION(R), among other program services. The Television segment consists of CBS(R) and UPN(R) television networks, 39 owned broadcast television stations and Viacom's television production and syndication business, including KING WORLD PRODUCTIONS(TM) and PARAMOUNT TELEVISIONTM. The Infinity segment operates approximately 184 radio stations through INFINITY BROADCASTING(R) and outdoor advertising properties through INFINITY OUTDOOR(TM) and TDI(R). The Entertainment segment includes PARAMOUNT PICTURES(R), which produces and distributes theatrical motion pictures; PARAMOUNT PARKS(R), which owns and operates five theme parks and a themed attraction in the United States and Canada; and movie theater and music publishing operations. The Video segment consists of an approximately 82% equity interest in Blockbuster Inc., which operates and franchises BLOCKBUSTER(R) video stores worldwide. The remainder of Blockbuster's common stock was sold to the public in August 1999. The Publishing segment publishes and distributes consumer books and related multimedia products, under such imprints as SIMON & SCHUSTER(R), POCKET BOOKS(TM), SCRIBNER(R) and THE FREE PRESS(TM). We were organized under the laws of the State of Delaware in 1986. Viacom's principal offices are located at 1515 Broadway, New York, New York 10036 and our telephone number is (212) 258-6000.


                                  THE GUARANTOR

         Viacom International, the guarantor of the senior securities, was organized under the laws of the State of Delaware in 1995 and has its corporate headquarters at 1515 Broadway, New York, New York 10036. Viacom International has 100 shares of common stock outstanding, all of which are held by Viacom. The operating assets of Viacom International and its subsidiaries include MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), approximately 18 broadcast television stations, all interests in the businesses of the Video, Entertainment and Publishing segments and certain related Internet sites.

                              CERTAIN SUBSIDIARIES

         Viacom has one subsidiary, Blockbuster, Inc., which is subject to the reporting requirements of the Exchange Act. Blockbuster, incorporated under the laws of the State of Delaware in 1989, has its corporate headquarters at 1201 Elm Street, Dallas, Texas 75270. As of March 31, 2001, Blockbuster had 31,014,696 shares of Class A common stock and 144,000,000 shares of Class B common stock outstanding. Blockbuster is a retailer of rentable home videocassettes, DVDs and video games, and has stores throughout the United States and in many other countries. Blockbuster operates primarily under the Blockbuster brand name. Blockbuster's financial condition, results of operations and cash flows are consolidated into the financial statements of Viacom. We own all of Blockbuster's Class B common stock representing an approximately 82% equity interest in Blockbuster.


                               RECENT DEVELOPMENTS

         As a result of Viacom's merger with CBS Corporation on May 4, 2000, Viacom acquired an approximate 64.2% equity interest in Infinity Broadcasting Corporation. On February 21, 2001, Infinity merged with and into a wholly owned subsidiary of Viacom. In connection with the Viacom/Infinity merger, Viacom issued 0.592 of a share of its Class B common stock for each issued and outstanding share of Infinity Class A common stock resulting in the issuance of approximately 232 million shares of Viacom Class B common stock.

         On November 3, 2000, Viacom announced an agreement to acquire BET Holdings II, Inc., which operates the BET: BLACK ENTERTAINMENT TELEVISION(R) cable networks. On January 23, 2001, we completed our acquisition of BET for a total purchase price of approximately $3.0 billion, which principally represents the issuance of approximately 43.4 million shares of Viacom Class B common stock and the assumption by Viacom of approximately $590 million in debt.

                          SUMMARY OF THE EXCHANGE OFFER

         On May 17, 2001, we issued $400 million aggregate principal amount of unregistered 6.40% senior notes due 2006 and $1 billion aggregate principal amount of unregistered 6.625% senior notes due 2011. The unregistered senior securities are unconditionally guaranteed as to payment of principal and interest by Viacom International. On the same day, we and the initial purchasers of the unregistered senior securities entered into a registration rights agreement in which we agreed that you, as a holder of unregistered senior securities, would be entitled to exchange your unregistered senior securities for exchange senior securities registered under the Securities Act but otherwise having substantially identical terms to the unregistered senior securities. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your senior securities. The exchange senior securities will be our obligations and will be entitled to the benefits of the indenture and supplemental indentures relating to the unregistered senior securities. The exchange senior securities will also be unconditionally guaranteed as to payment of principal and interest by Viacom International. The form and terms of the exchange senior securities are identical in all material respects to the form and terms of unregistered senior securities, except:

o the exchange senior securities have been registered under the Securities Act, and therefore will contain no restrictive legends;

o    the exchange senior securities will not have registration rights; and

o    the exchange senior securities will not have rights to additional interest.

         For additional information on the terms of the exchange offer, see "The Exchange Offer."


The Exchange Offer....  We are offering to exchange $1,000 principal amount of:

                        o 6.40% senior notes due 2006 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding unregistered 2006 senior notes that were issued on May 17, 2001. As of the date of this prospectus, $400 million in aggregate principal amount of our unregistered 2006 senior notes are outstanding;

                        o 6.625% senior notes due 2011 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding unregistered 2011 senior notes that were issued on May 17, 2001. As of the date of this prospectus, $1 billion in aggregate principal amount of our unregistered 2011 senior notes are outstanding.

Expiration of
Exchange Offer........  The exchange offer will expire at 5:00 p.m., New York
                        City time, on August 28, 2001, unless we decide to extend the expiration date.

Conditions of the
Exchange Offer........  We will not be required to accept for exchange any unregistered senior securities, and we may amend or terminate the exchange offer if any of the following conditions or events occurs:

                        o the exchange offer, or the making of any exchange by a senior security holder, violates applicable law or any applicable interpretation of the staff of the SEC;

                        o any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment or the judgment of Viacom International, would impair our ability to proceed with the exchange offer; and

                        o any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in our good faith determination or the good faith determination of Viacom International, does not permit us to effect the exchange offer.

                        We will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered senior securities as promptly as practicable. We reserve the right to waive any conditions of the exchange offer.

Resale of Exchange
Senior Securities.....  Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange senior securities you receive pursuant to this exchange offer, without compliance with the registration and prospectus delivery provisions of the Securities act, provided that:

                        o any exchange senior securities to be received by you will be acquired in the ordinary course of your business;

                        o you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the unregistered senior securities or exchange senior securities;

                        o you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Viacom or Viacom International or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

                        o if you are a broker-dealer, you have not entered into any arrangement or understanding with Viacom or Viacom

                             International or any "affiliate" of Viacom or Viacom International (within the meaning of Rule 405 under the Securities Act) to distribute the exchange senior securities;

                        o if you are a broker-dealer, you will receive exchange senior securities for your own account in exchange for unregistered senior securities that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange senior securities; and

                        o you are not acting on behalf of any person or entity that could not truthfully make these representations.

                        If you wish to accept the exchange offer, you must represent to us that these conditions have been met.

                        If our belief is inaccurate and you transfer any exchange senior security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability, but we do not believe that any such liability should exist.

Accrued Interest on
the Exchange Senior
Securities and
Unregistered Senior
Securities............  The exchange senior securities will accrue interest from the date interest was last paid on the unregistered senior securities. If no interest was paid on your unregistered senior securities, your exchange senior securities will accrue interest from and including May 17, 2001. We will pay interest on the exchange 2006 senior notes semi-annually on January 30 and July 30 of each year. We will pay interest on the exchange 2011 senior notes semi-annually on May 15 and November 15 of each year.

                        Holders of unregistered senior securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior securities until the date of the issuance of the exchange senior securities. Consequently, holders of exchange senior securities will receive the same interest payments that they would have received had they not accepted the exchange offer.

Procedures for
Tendering
Unregistered Senior
Securities............  If you wish to participate in the exchange offer, you must
                        transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on August 28, 2001, the expiration date of the exchange offer. You must also provide:

                        o a confirmation of any book-entry transfer of unregistered senior securities tendered electronically into the exchange agent's account with DTC, Euroclear or Clearstream Luxembourg. You must comply with DTC's, Euroclear's or Clearstream Luxembourg's respective standard operating procedures for electronic tenders, by which you will agree to be bound in the letter of transmittal; or

                        o physical delivery of your unregistered senior securities to the exchange agent's address as set forth in the letter of transmittal.

                             The letter of transmittal must also contain the representations you must make to us as described under "The Exchange Offer--Procedures for Tendering."

Special Procedures
for Beneficial
Owners................  If you are a beneficial owner of unregistered senior securities that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered senior securities, you should contact the person promptly and instruct the person to tender your unregistered senior securities on your behalf.


Guaranteed Delivery
Procedures for
Unregistered Senior
Securities............  If you cannot meet the expiration deadline, or you cannot deliver your unregistered senior securities, the letter of transmittal or any other required documentation, or comply with DTC's, Euroclear's or Clearstream Luxembourg's respective standard operating procedures for electronic tenders on time, you may tender your unregistered senior securities according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.....  You may withdraw the tender of your unregistered senior securities at any time prior to 5:00 p.m., New York City time, on August 28, 2001, the expiration date.

Consequences of
Failure to
Exchange..............  If you are eligible to participate in this exchange offer and you do not tender your unregistered senior securities as described in this prospectus, you will not have any further registration rights. In that case, your unregistered senior securities will continue to be subject to restrictions on transfer. As a result of the restrictions on transfer and the availability of exchange senior securities, the unregistered senior securities are likely to be much less liquid than before the exchange offer. The unregistered senior securities will, after the exchange offer, bear interest at the same rate as the exchange senior securities.

Certain U.S. Federal
Income Tax
Consequences..........  The exchange of the unregistered senior securities for exchange senior securities pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.

Use of Proceeds.......  We will not receive any proceeds from the issuance of exchange senior securities pursuant to the exchange offer.

Exchange Agents for
Unregistered Senior
Securities............  Citibank, N.A., the trustee under the indenture for the unregistered senior securities, is serving as the principal exchange agent in connection with the exchange offer. Citibank can be reached at 111 Wall Street, 15th Floor, New York, New York 10005; its telephone number is
                        (800) 422-2066 and its facsimile number is (212)
                        825-3483.

                        Kredietbank S.A. Luxembourgeoise, our Luxembourg listing, paying and transfer agent, will also act as Luxembourg exchange agent. In its capacity as Luxembourg exchange agent, Kredietbank will act solely as an intermediary between Citibank, as the principal exchange agent, and holders of unregistered senior securities wishing to accept the exchange offer. Kredietbank will forward the tenders it receives to the principal exchange agent. Kredietbank can be reached at 43, Boulevard Royal, L-2955 Luxembourg; its telephone number is (352) 47 97 3933 and its facsimile number is (352) 47 97 73 951.

                  SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR SECURITIES

    The following summarized description of the exchange senior securities is subject to a number of important exceptions and qualifications. For additional information on the terms of the exchange senior securities, see "Description of Senior Securities."

Exchange Senior Securities....  o    $400,000,000 aggregate principal amount of
                                     registered 6.40% senior notes due 2006.

                                o $1,000,000,000 aggregate principal amount of registered 6.625% senior notes due 2011.


Further Issuance..............  The unregistered 2006 senior notes will be, upon their exchange for exchange 2006 senior notes registered under the Securities Act, a further issuance of our 6.40% senior notes due 2006, $396,925,000 of which were issued on March 19, 2001.

Maturity Dates................  o    January 30, 2006 for the exchange 2006
                                     senior notes.

                                o May 15, 2011 for the exchange 2011 senior notes.

Interest Payment Dates........  o    January 30 and July 30 of each year for
                                     the exchange 2006 senior notes.

                                o May 15 and November 15 of each year for the exchange 2011 senior notes.

                                Interest will be paid beginning on the interest payment date immediately following the last interest payment date for which interest was paid on unregistered senior securities.

Optional Redemption...........  The exchange 2011 senior notes are redeemable at our option, in whole or in part, at any time. The redemption price is the principal amount of the exchange 2011 senior notes redeemed, plus accrued and unpaid interest, plus a make-whole premium based on a discount rate of 25 basis points, over an appropriate treasury rate.


Covenants.....................  The indenture governing the exchange senior securities contains covenants that, among other things, limit our ability to:

                                o    create certain liens;

                                o    enter into certain sale and leaseback
                                     transactions; and

                                o    consolidate, merge or sell all or
                                     substantially all of our assets, unless
                                     certain conditions are met.

Events of Default.............  The indenture provides for events of default, subject to applicable cure periods, including:

                                o we do not pay interest on a senior security within 30 days of its due date;

                                o   we do not pay the principal of or any
                                    premium on a senior security on its due
                                    date;

                                o   we remain in breach of a covenant or
                                    warranty in respect of the indenture for 60 days after we receive a written notice of default. The notice must be sent by either the trustee or holders of at least 25% in principal amount of a series of outstanding senior securities;

                                o we are in default under agreements under which we have indebtedness outstanding in excess of $250 million in the aggregate and which indebtedness is due either at maturity or has been declared due prior to maturity and remains unpaid;

                                o we fail to pay a money judgment in excess of $250 million for a period of 60 days after it becomes final and not subject to further appeal; or

                                o   we or Viacom International file for
                                    bankruptcy, or other specified events of bankruptcy, insolvency or reorganization occur.

Trustee.......................  Citibank, N.A.

Listing.......................  Application has been made to list the exchange senior securities on the Luxembourg Stock
                                Exchange.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2001:

              o    on a historical basis, as reported by Viacom and

              o on a pro forma basis to reflect the issuance and sale of unregistered 6.40% senior notes due 2006 and unregistered 6.625% senior notes due 2011 on May 17, 2001, the issuance and sale of registered 7.25% senior notes due 2051 on June 27, 2001, and the application of the net proceeds from the sale of these senior notes to the repayment of outstanding commercial paper indebtedness.

         We will not receive any proceeds from this exchange offer.


                                                                                           At March 31, 2001(1)
                                                                                               (Unaudited)
                                                                                     ---------------------------------
                                                                                        Historical       Pro Forma
                                                                                      (in millions, except per share amounts)

Long-term Debt:
Continuing operations:

     Notes payable to banks (including commercial paper)...................                $   4,532      $   2,815
     Senior notes and debentures (6.75% - 10.50%, due 2002-2030) ..........                    6,953          6,953
     Senior subordinated notes (8.875%-10.25%, due 2001-2007)..............                      564            564
     Subordinated exchange debentures (11.375%, due 2009)..................                       39             39
     Other ................................................................                       42             42
     Obligations under capital leases......................................                      508            508
     6.40% senior notes due 2006 ..........................................                      399            805
     6.625% senior notes due 2011 .........................................                      ---            993
     7.25% senior notes due 2051 ..........................................                      ---            335
           Total debt......................................................                   13,037         13,054

Stockholders' Equity:
Class A common stock, par value $.01 per share; 500 shares
     authorized; 139 shares issued(1)......................................                        1              1
Class B common stock, par value $.01 per share; 3,000 shares
     authorized; 1,689 shares issued(1)....................................                       17             17
Additional paid-in capital.................................................                   64,726         64,726
Retained earnings..........................................................                    1,425          1,425
Accumulated other comprehensive loss.......................................                     (201)          (201)
Less: Treasury stock.......................................................                   (2,510)        (2,510)
                                                                                           ---------      ---------
           Total stockholders' equity......................................                   63,458         63,458
                                                                                           ---------      ---------
           Total capitalization............................................                $  76,495      $  76,512
                                                                                           =========      =========

----------
(1)  Except as set forth above and except as otherwise disclosed in any documents incorporated herein by reference, there has been no material change in the total capitalization of Viacom since March 31, 2001.


                        SUMMARY HISTORICAL FINANCIAL DATA

         The summary consolidated financial data presented below have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included in our annual report on Form 10-K for the year ended December 31, 2000 and the unaudited interim consolidated financial statements and the accompanying notes included in our quarterly report on Form 10-Q for the quarter ended March 31, 2001, both of which are incorporated by reference into this prospectus.

                                           Three Months
                                          Ended March 31,
                                            (Unaudited)                           Year Ended December 31,
                                         ------------------     -----------------------------------------------------
                                          2001(a)     2000       2000(a)        1999        1998       1997      1996
                                          -------     ----       ------         ----        ----       ----      ----
                                                         (in millions, except per share amounts)
Statement of Operations Data:
Revenues ...............................    $ 5,752    $ 3,026     $ 20,044   $ 12,859    $12,096   $ 10,685    $ 9,684
Depreciation............................        214        135          800        497        442        447        331
Amortization of intangibles.............        531         95        1,424        348        336        325        323
Operating income........................        404        240        1,321      1,247        752        685      1,197
Earnings (loss) from continuing
     operations ........................         (7)        68         (364)       372        (44)       374        152
Net earnings (loss).....................         (7)      (384)        (816)       334       (122)       794      1,248
Net earnings (loss) attributable to
     common stock.......................         (7)      (384)        (816)       322       (150)       734      1,188
Earnings (loss) per common share:
Basic:
     Earnings (loss) from continuing
     operations.........................    $    __    $  0.10     $  (0.30)    $ 0.52    $ (0.10)  $   0.44    $  0.13
     Net earnings (loss)................    $    __    $ (0.55)    $  (0.67)    $ 0.46    $ (0.21)  $   1.04    $  1.63
Diluted:
     Earnings (loss) from continuing
     operations.........................    $    __    $  0.10     $  (0.30)    $ 0.51    $ (0.10)  $   0.44    $  0.13
     Net earnings (loss)................    $    __    $ (0.54)    $  (0.67)    $ 0.45    $ (0.21)  $   1.04    $  1.62
Weighted average shares outstanding:
     Basic..............................      1,628        695        1,225        695        709        706        728
     Diluted............................      1,628        711        1,225        710        709        709        735
Other Data:
EBITDA(b)...............................    $ 1,149    $   470     $  3,544   $  2,092    $ 1,530   $  1,457    $ 1,851

                                          At March 31, 2001
                                            (Unaudited)(a)                         At December 31,
                                            --------------      ----------------------------------------------------------
                                                                  2000(a)      1999       1998      1997        1996
                                                                  -------      ----       ----      ----        ----
                                                                                     (in millions)
Balance Sheet Data:
Cash and cash equivalents...............        $    948       $     935    $     681   $    767    $   292  $    209
Intangibles, net........................          71,867          62,004       11,479     11,557     14,700    14,894
Total assets............................          92,550          82,646       24,486     23,613     28,289    28,834
Long-term debt, net of current portion..          12,887          12,474        5,698      3,813      7,423     9,856
Stockholders' equity ...................          63,458          47,967       11,132     12,050     13,384    12,587
---------------
(a)  Includes financial information for CBS Corporation from May 4, 2000, the date of its merger with and into Viacom. Accordingly, operating results and financial position are not necessarily comparable on a year-to-year basis.

(b) We define EBITDA as operating income before depreciation and amortization, principally of goodwill related to business combinations. We believe that EBITDA is an appropriate measure for evaluating our operating performance.
     However, EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, this measure may not be comparable to similarly titled measures employed by other companies.


           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following summary unaudited pro forma combined financial information is based upon the historical financial statements of Viacom, adjusted for the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions. The unaudited pro forma combined condensed statement of operations data for the three months ended March 31, 2001 and the year ended December 31, 2000 is presented as if the above transactions had occurred on January 1, 2000.

         The summary unaudited pro forma combined condensed financial data is for illustrative purposes only and does not necessarily indicate the operating results that would have been achieved had the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.


            Unaudited Pro Forma Combined Statement of Operations Data

                                                                          Three Months
                                                                              Ended             Year Ended
                                                                             March 31,          December 31,
                                                                               2001                 2000
                                                                          --------------      ----------------
Statement of Operations Data:                                               (in millions, except per share
                                                                                       amounts)
Revenues ..............................................................         $ 5,768              $ 23,620
Operating income.......................................................             378                 1,908
Earnings from continuing operations before income taxes................             121                   971
Loss from continuing operations........................................             (30)                 (189)
Basic and diluted loss from continuing operations per share............           (0.02)                (0.11)
Basic and diluted weighted average shares outstanding..................           1,770                 1,774
Other Data:
EBITDA(a) .............................................................         $ 1,154              $  5,047

---------------

(a) We define EBITDA as operating income before depreciation and amortization, principally of goodwill related to business combinations. We believe that EBITDA is an appropriate measure for evaluating our operating performance.
     However, EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, this measure may not be comparable to similarly titled measures employed by other companies.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

         The ratio of earnings to fixed charges for Viacom are set forth below, on a pro forma basis, for the three months ended March 31, 2001 and the year ended December 31, 2000 to give effect to the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions, as if the transactions each occurred on January 1, 2000, and on a historical basis for the three months ended March 31, 2001 and for each year in the five-year period ended December 31, 2000.

         For purposes of computing the following ratios, earnings represents income from continuing operations before fixed charges and taxes. Fixed charges represent interest expense, amortization of capitalized interest and such portion of rental expense, which represents an appropriate interest factor.


                                 Three Months Ended                                    Year Ended December 31,
                                   March 31, 2001           2000                    Viacom Historical
                                ----------------------                 ---------------------------------------------
                                Historical Pro Forma      Pro Forma     2000      1999      1998    1997     1996
                                ---------- ---------      ---------     ----      ----      ----    ----     ----

Ratio of Earnings to Fixed
Charges...............                1.5x        1.4x          1.2x        1.5x      2.2x      1.1x    2.0x     1.4x


                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange senior securities contemplated by this prospectus, we will receive unregistered senior securities from you in like principal amount. The unregistered senior securities surrendered in exchange for the exchange senior securities will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange senior securities will not result in any change in our indebtedness.

                               THE EXCHANGE OFFER


Purpose and Effect of Exchange Offer; Registration Rights

         We sold the unregistered senior securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the initial purchasers, on May 17, 2001. The initial purchasers then resold the unregistered senior securities under an offering memorandum dated May 10, 2001 in reliance on Rule 144A and Regulation S under the Securities Act. On May 17, 2001, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed:

     o to file with the SEC a registration statement relating to the exchange offer under the Securities Act no later than July 16, 2001;

     o to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before November 13, 2001; and

     o to use our reasonable best efforts to cause the exchange offer to be consummated not later than 45 days following the date of effectiveness of the exchange offer registration statement, but not before July 30, 2001.

         If you participate in the exchange offer, you will, with limited exceptions, receive senior securities that are freely tradable and not subject to restrictions on transfer. You should read the information in this prospectus under the heading "--Resales of Exchange Senior Securities" for more information relating to your ability to transfer exchange senior securities.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered senior securities in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

         If you are eligible to participate in this exchange offer and you do not tender your unregistered senior securities as described in this prospectus, you will not have any further registration rights. In that case, your unregistered senior securities will continue to be subject to restrictions on transfer under the Securities Act.

         Shelf Registration

         In the registration rights agreement, we agreed to file a shelf registration statement only if:

     o after May 17, 2001, there is a change in law or applicable interpretations of the law by the staff of the SEC, and as a result we are not permitted to complete the exchange offer as contemplated by the registration rights agreement;

     o any holder of unregistered senior securities is not able to participate in the exchange offer;

     o any holder of unregistered senior securities does not receive fully transferable exchange senior securities;

     o the exchange offer registration statement is not declared effective by November 13, 2001 or the exchange offer is not consummated within 45 days after the exchange offer registration statement is declared effective, but not earlier than July 30, 2001, although we may terminate the shelf registration statement at any time, without penalty, if the exchange offer registration statement is declared effective or the exchange offer is consummated; or

     o upon the request of any of the initial purchasers made within 90 days after the consummation of the exchange offer with respect to unregistered senior securities not eligible to be exchanged in the exchange offer and held by it following the consummation of the exchange offer.

         If a shelf registration statement is required, we will use our reasonable best efforts to:

     o file the shelf registration statement with the SEC no later than (a) December 13, 2001 or (b) the 60th day after such filing obligation arises, whichever is later;

     o use our reasonable efforts to cause the shelf registration statement to be declared effective by the SEC no later than January 14, 2002; and

     o use our reasonable efforts to keep the shelf registration statement effective until two years after the effective date, or if earlier until all of the unregistered senior securities covered by the shelf registration statement are sold thereunder or are already freely tradable.

         During any 365-day period, we will have the ability to suspend the availability of the shelf registration statement for up to 4 periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the senior securities), but no more than an aggregate of 90 days during any 365-day period, if our board of directors determines in good faith that there is a valid purpose for the suspension.

         The shelf registration statement will permit only certain holders to resell their unregistered senior securities from time to time. In particular, such holders must:

     o provide specified information in connection with the shelf registration statement; and

     o agree in writing to be bound by all provisions of the registration rights agreement (including the applicable indemnification obligations).

         If we are required to file a shelf registration statement, we will provide to each holder of unregistered senior securities that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. A holder who sells unregistered senior securities pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including the applicable indemnification obligations).

         Additional Interest

         If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of unregistered senior securities. During the first 90-day period that a registration default occurs, we will pay additional interest equal to 0.25% per annum. At the beginning of the second and any subsequent 90-day period that a registration default is continuing, the amount of additional interest will increase by an additional 0.25% per annum until all registration defaults have been cured. However, in no event will the rate of additional interest exceed 0.50% per annum for each of the unregistered senior securities. Such additional interest will accrue only for those days that a registration default occurs and is continuing. All accrued additional interest will be paid to the holders of the unregistered senior securities in the same manner as interest payments on the unregistered senior securities are made, with payments being made on the interest payment dates for the senior securities. Following the cure of all registration defaults, no more additional interest will accrue. You will not be entitled to receive any additional interest if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender your unregistered senior securities for exchange senior securities in the exchange offer.

         A "registration default" includes any of the following:

     o we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

     o any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

     o we fail to complete the exchange offer on or prior to the date specified for such completion; or

     o the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the senior securities during the period specified in the registration rights agreement, subject to certain exceptions for limited periods of time with respect to the shelf registration statement.

         The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange senior securities for each $1,000 principal amount of unregistered senior securities. You may tender some or all of your unregistered senior securities only in integral multiples of $1,000. As of the date of this prospectus, $400 million aggregate principal amount of the unregistered 2006 senior notes issued May 17, 2001 and $1 billion aggregate principal amount of the unregistered 2011 senior notes issued May 17, 2001 are outstanding.

         The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except that the exchange senior securities have been registered under the Securities Act and, therefore, the certificates for the exchange senior securities will not bear legends restricting their transfer. The exchange senior securities will be issued under and be entitled to the benefits of the Indenture, dated as of May 15, 1995, among us, our wholly owned subsidiary, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee. The Indenture was supplemented by the First Supplemental

Indenture, dated as of May 24, 1995, was supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, was supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, was supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, was supplemented by the Fifth Supplemental Indenture, dated as of January 17, 2001, was supplemented, in connection with the issuance of the unregistered senior securities, by the Sixth Supplemental Indenture, dated as of May 17, 2001 and was supplemented by the Seventh Supplemental Indenture, dated as of May 31, 2001. We refer to the Indenture, as so supplemented and amended, as the "Indenture."

         In connection with the issuance of the unregistered senior securities, we arranged for the unregistered senior securities to be issued and transferable in book-entry form through the facilities of Euroclear, Clearstream Luxembourg and DTC, acting as a depositary. The exchange senior securities will also be issuable and transferable in book-entry form through Euroclear, Clearstream Luxembourg and DTC.

         There will be no fixed record date for determining the eligible holders of the unregistered senior securities that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered senior securities when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered senior securities for the purpose of receiving exchange senior securities from us and delivering them to such holders.

         If any tendered unregistered senior securities are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered senior securities will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

         Holders of unregistered senior securities who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered senior securities for exchange senior securities pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

         If we successfully complete this exchange offer, any unregistered senior securities which holders do not tender or which we do not accept in the exchange offer will remain outstanding and will continue to be subject to restrictions on transfer. The unregistered senior securities will continue to accrue interest, but, in general, the holders of unregistered senior securities after the exchange offer will not have further rights under the registration rights agreement, and we will not have any further obligation to register the unregistered senior securities under the Securities Act. In that case, holders wishing to transfer unregistered senior securities would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

         You must tender your unregistered senior securities in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered senior securities, and may amend or terminate the exchange offer if:

     o the exchange offer, or the making of any exchange by a senior security holder, violates applicable law or any applicable interpretation of the staff of the SEC;

     o any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment or the judgment of Viacom International, would impair our ability to proceed with the exchange offer; and

     o any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in our good faith determination or the good faith determination of Viacom International, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

         The exchange offer will expire 5:00 p.m., New York City time, on August 28, 2001, unless, in our sole discretion, we extend it. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered senior securities of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

         To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

     o    delay accepting any unregistered senior security;

     o    waive any condition of the exchange offer; and

     o    amend the terms of the exchange offer in any manner.

         We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered senior securities as promptly as practicable. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered senior securities of such amendment in a reasonable manner.

         If we or Viacom International determine in our sole discretion that any of the events or conditions described in "-- Conditions of the Exchange Offer" has occurred, we may terminate the exchange offer. If we decide to terminate the exchange offer, we may:

     o refuse to accept any unregistered senior securities and return any unregistered senior securities that have been tendered to the holders;

     o extend the exchange offer and retain all unregistered senior securities tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered senior securities to withdraw their tendered unregistered senior securities; or

     o waive the termination event with respect to the exchange offer and accept all properly tendered unregistered senior securities that have not been withdrawn.

         If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered senior securities, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered senior securities, if the exchange offer would otherwise expire during that period.

         Any determination by us concerning the events described above will be final and binding upon parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Senior Securities

         The exchange senior securities will accrue interest from the date interest was last paid on the unregistered senior securities. If no interest was paid on your unregistered senior securities, your exchange senior securities will accrue interest from and including May 17, 2001. Interest will be paid on the exchange 2006 senior notes semi-annually on January 30 and July 30 of each year. Interest will be paid on the exchange 2011 senior notes semi-annually on May 15 and November 15 of each year. Holders of unregistered senior securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior securities until the date of the issuance of the exchange senior securities. Consequently, holders of exchange senior securities will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Senior Securities

         Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange senior securities issued pursuant to the exchange offer in exchange for the unregistered senior securities may be offered for resale, resold and otherwise transferred by their holders, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

     o any exchange senior securities to be received by you will be acquired in the ordinary course of your business;

     o you are not engaged in, do not intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the unregistered senior securities or exchange senior securities;

     o you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Viacom or Viacom International or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     o if you are a broker-dealer, you have not entered into any arrangement or understanding with Viacom or Viacom International or any "affiliate" of Viacom or Viacom International (within the meaning of Rule 405 under the Securities Act) to distribute the exchange senior securities;

     o if you are a broker-dealer, you will receive exchange senior securities for your own account in exchange for unregistered senior securities that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange senior securities; and

     o you are not acting on behalf of any person or entity that could not truthfully make these representations.

         If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal.

         If you are a broker-dealer that receives exchange senior securities in exchange for unregistered senior securities held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange senior securities received in exchange for unregistered senior securities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Exchange Senior Securities

         Upon consummation of the exchange offer, the exchange senior securities will have different CUSIP, Common Code and ISIN numbers from the unregistered senior securities. Upon consummation of the exchange offer, the exchange 2006 senior securities will have the same CUSIP, Common Code and ISIN numbers given to our registered 6.40% senior notes due 2006 which were issued on March 19, 2001.

         Senior securities that were issued under Regulation S that are not tendered for exchange will continue to clear through Euroclear and Clearstream Luxembourg under their original Common Codes and their ISIN numbers will remain the same. Regulation S senior securities (unless acquired by a manager as part of their original distribution) may now be sold in the United States or to U.S. persons and, upon any such transfer, a beneficial interest in the Regulation S global senior securities will be able to be exchanged for an interest in the exchange global senior security in accordance with procedures established by Euroclear or Clearstream Luxembourg and DTC.

         Beneficial interests in the restricted Regulation S global senior securities may be transferred to a person who takes delivery in the form of an interest in the Regulation S global senior securities upon receipt by the trustee of a written certification from the transferor, in the form provided in the Indenture, to the effect that the transfer is being made in accordance with Rule 903 or 904 of Regulation S.

         We cannot predict the extent to which beneficial owners of an interest in the Regulation S global senior securities will participate in the exchange offer. Beneficial owners should consult their own financial advisors as to the benefits to be obtained from exchange.

Procedures for Tendering

         The term "holder" with respect to the exchange offer means any person in whose name unregistered senior securities are registered on our agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered senior securities are held of record by DTC, Euroclear or Clearstream Luxembourg who desires to deliver such unregistered senior securities by book-entry transfer at DTC, Euroclear or Clearstream Luxembourg as the case may be.

         Except in limited circumstances, only a Euroclear participant, Clearstream Luxembourg participant or a DTC participant listed on a DTC securities position listing with respect to the unregistered senior securities may tender its unregistered senior securities in the exchange offer. To tender unregistered senior securities in the exchange offer:

     o holders of unregistered senior securities that are DTC participants may follow the procedures for book-entry transfer as provided for below under "--Book-Entry Transfer" and in the letter of transmittal.

     o Euroclear participants and Clearstream Luxembourg participants on behalf of the beneficial owners of unregistered senior securities are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream Luxembourg, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream Luxembourg, as the case may be, in lieu of a letter of transmittal. See the term "agent's message" under "--Book-Entry Transfer."

          In addition, either:

     o the exchange agent must receive any corresponding certificate or certificates representing unregistered senior securities along with the letter of transmittal; or

     o the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered senior securities into the exchange agent's account at DTC, Euroclear or Clearstream Luxembourg according to their respective standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

     o the holder must comply with the guaranteed delivery procedures described below.

         The tender by a holder of unregistered senior securities will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered senior securities held by a holder of unregistered senior securities are tendered, a tendering holder should fill in the amount of unregistered senior securities being tendered in the specified box on the letter of transmittal. The entire amount of unregistered senior securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of unregistered senior securities, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "--Book Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered senior securities should be sent to Viacom but must instead be delivered to the exchange agent. Delivery of documents to DTC, Euroclear or Clearstream Luxembourg in accordance with their respective procedures will not constitute delivery to the exchange agent.

         If you are a beneficial owner of unregistered senior securities that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered senior securities, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered senior securities, either:

     o make appropriate arrangements to register ownership of the unregistered senior securities in your name; or

     o   obtain a properly completed bond power from the registered holder.

         The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

         Signatures on a letter of transmittal or a notice of withdrawal as described in "--Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered senior securities tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o   for the account of an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of any unregistered senior securities listed therein, the unregistered senior securities must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered senior securities on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered senior securities. If the letter of transmittal or any unregistered senior securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered senior securities. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered senior securities not validly tendered or any unregistered senior securities our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered senior securities. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered senior securities must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered senior securities nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered senior securities will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered senior securities received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered senior securities unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

         In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered senior securities that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered senior securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

         We understand that the exchange agent will make a request promptly after the date of this document to establish accounts with respect to the unregistered senior securities at DTC, Euroclear or Clearstream Luxembourg for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered senior securities by causing DTC to transfer such unregistered senior securities into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream Luxembourg may make book-entry delivery of Regulation S unregistered senior securities by causing Euroclear or Clearstream Luxembourg to transfer such senior securities into the exchange agent's account in accordance with established Euroclear or Clearstream Luxembourg procedures for transfer. The exchange for tendered unregistered senior securities will only be made after a timely confirmation of a book-entry transfer of the unregistered senior securities into the exchange agent's account, and timely receipt by the exchange agent of an agent's message.

         The term "agent's message" means a message, transmitted by DTC, Euroclear or Clearstream Luxembourg, as the case may be, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream Luxembourg, as the case may be, has received an express acknowledgment from a participant tendering unregistered senior securities and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream Luxembourg participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

         Holders who wish to tender their unregistered senior securities and (i) whose unregistered senior securities are not immediately available, or (ii) who cannot deliver their unregistered senior securities, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC's, Euroclear's or Clearstream Luxembourg's respective standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered senior securities if:

     o   the tender is made through an eligible institution;

     o before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

          o setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered senior securities tendered and the principal amount of unregistered senior securities tendered;

          o stating that the tender offer is being made by guaranteed delivery; and

          o guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered senior securities tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered senior securities in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) business days after expiration of the exchange offer.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered senior securities according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of unregistered senior securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on August 28, 2001, the expiration date of the exchange offer.

         For a withdrawal to be effective:

     o the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agent"; or

     o for DTC, Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream Luxembourg.

         Any notice of withdrawal must:

     o specify the name of the person who tendered the unregistered senior securities to be withdrawn;

     o identify the unregistered senior securities to be withdrawn, including the certificate number or numbers and principal amount of the unregistered senior securities to be withdrawn;

     o be signed by the person who tendered the unregistered senior securities in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

     o specify the name in which the unregistered senior securities are to be re-registered, if different from that of the withdrawing holder.

         If unregistered senior securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream Luxembourg to be credited with the withdrawn unregistered senior securities and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered senior securities so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange senior securities will be issued with respect thereto unless the unregistered senior securities so withdrawn are validly re-tendered. Any unregistered senior securities which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered senior securities may be re-tendered by following the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Consequences of Failure to Exchange

         If you do not tender your unregistered senior securities to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they:

     o   may be resold only if (i) registered pursuant to the Securities Act,
         (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

     o shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

         As a result of the restrictions on transfer and the availability of the exchange senior securities, the unregistered senior securities are likely to be much less liquid than before the exchange offer. Following the consummation of the exchange offer, in general, holders of unregistered senior securities will have no further registration rights under the registration rights agreement.

Exchange Agent

         Citibank, N.A. has been appointed as the principal exchange agent and Kredietbank S.A. Luxembourgeoise has been appointed as the Luxembourg exchange agent for the exchange of the unregistered senior securities. In its capacity as Luxembourg exchange agent, Kredietbank will act solely as an intermediary between Citibank, as the principal exchange agent and the holders of unregistered senior securities wishing to accept the exchange offer. Kredietbank will forward the tenders it receives to the principal exchange agent. Questions and requests for assistance relating to the exchange of the unregistered senior securities should be directed to the exchange agents addressed as follows:

            Citibank, N.A.                   Kredietbank S.A. Luxembourgeoise
      111 Wall Street, 15th Floor                  43, Boulevard Royal
       New York, New York 10005                     L-2955 Luxembourg
   Telephone number: (800) 422-2066         Telephone number: (352) 47 97 3933
   Facsimile number: (212) 825-3483        Facsimile number: (352) 47 97 73 951


Fees and Expenses

         We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered senior securities and in handling or forwarding tenders for exchange.

         We will pay all transfer taxes, if any, applicable to the exchange of unregistered senior securities pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes whether imposed on the registered holder or any other person, if:

     o certificates representing exchange senior securities or unregistered senior securities for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered senior securities tendered;

     o tendered unregistered senior securities are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of unregistered senior securities under the exchange offer.

         If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                        DESCRIPTION OF SENIOR SECURITIES

General

         We issued the unregistered senior securities and will issue the exchange senior securities under the Indenture, dated as of May 15, 1995, among us, our wholly owned subsidiary, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee. The Indenture was supplemented by the First Supplemental Indenture, dated as of May 24, 1995, was supplemented and amended by the Second Supplemental Indenture and Amendment No.1, dated as of December 15, 1995, was supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, was supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, was supplemented by a Fifth Supplemental Indenture, dated as of January 17, 2001, was supplemented, in connection with the issuance of the unregistered senior securities, by the Sixth Supplemental Indenture, dated as of May 17, 2001 and was supplemented by the Seventh Supplemental Indenture, dated as of May 31, 2001. We refer to the Indenture, as so supplemented and amended, as the "Indenture."

         The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except that the exchange senior securities have been registered under the Securities Act, the certificates for the exchange senior securities will not bear legends restricting their transfer and the exchange senior securities will not have registration rights or any rights to additional interest.

         The senior securities initially are limited to $1,400,000,000 principal amount, consisting of $400,000,000 principal amount of 2006 senior notes and $1,000,000,000 principal amount of 2011 senior notes. The unregistered 2006 senior notes will be, upon their exchange for exchange 2006 senior notes registered under the Securities Act, a further issuance of our 6.40% senior notes due 2006, $396,925,000 of which were issued on March 19, 2001.

         Each exchange senior security will bear interest at the applicable annual rate noted on the cover page of this prospectus. Interest will be payable on the senior notes due 2006 on January 30 and July 30 of each year beginning on July 30, 2001 and will be computed on the basis of a 360-day year of 30-day months. Interest on the senior notes due 2006 will accrue from and including the settlement date and will be paid to holders of record on the July 15 or January 15 immediately before the interest payment date. Interest will be payable on the senior notes due 2011 on May 15 and November 15 of each year, beginning on November 15, 2001, and will be computed on the basis of a 360-day year of 30-day months. Interest on the senior notes due 2011 will accrue from and including the settlement date and will be paid to holders of record on May 1 or November 1 immediately before the interest payment date. Holders of unregistered senior securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior securities until the date of the issuance of the exchange senior securities. Consequently, holders of exchange senior securities will receive the same interest payments that they would have received had they not accepted the exchange offer.

         The 2006 senior notes will mature on January 30, 2006. The 2011 senior notes will mature on May 15, 2011. On the maturity dates of the senior securities, the holders will be entitled to receive 100% of the principal amount of the applicable exchange senior securities. We may redeem the 2011 senior notes at any time at their principal amount, plus the applicable premium and accrued interest. The senior securities do not provide for any sinking fund.

         The senior securities are issued in denominations of not less than $1,000 and integral multiples thereof.

         Viacom's rights and the rights of its creditors, including holders of senior securities, to participate in any distribution of assets of any Viacom subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Viacom's claims as a creditor of the subsidiary may be recognized.

Guarantees

         Viacom International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and any interest on the senior securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the senior securities are endorsed on the senior securities.

         Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by Viacom International. The Indenture provides that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Viacom International under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of senior securities may be entitled to collect under the guarantees. Holders, by their acceptance of the senior securities, will have agreed to such limitations.

         To the extent that a court were to find that (x) a guarantee was incurred by Viacom International with the intent to hinder, delay or defraud any present or future creditor or (y) Viacom International did not receive fair consideration or reasonably equivalent value for issuing its guarantee and Viacom International (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Viacom International constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of Viacom International's other creditors. To the extent any guarantee issued by Viacom International were voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the senior securities guaranteed by Viacom International could cease to have any claim against Viacom International and would be creditors solely of Viacom.

         We and Viacom International believe that the issuances of the guarantees by Viacom International are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior securities and, if applicable, the related guarantees, neither our counsel, counsel for Viacom International nor counsel for the initial purchasers of the unregistered senior securities will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

         The senior securities are senior unsecured obligations of Viacom and rank equally in right of payment with all of Viacom's other unsecured and unsubordinated indebtedness. The guarantees on the senior securities are senior unsecured obligations of Viacom International and rank equally in right of payment with all of Viacom International's other unsecured and unsubordinated indebtedness.

         The senior securities and the guarantees are effectively subordinated to any secured indebtedness of Viacom or Viacom International, as the case may be, to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that Viacom, Viacom International or their respective subsidiaries can incur.

         In addition, both Viacom International and Viacom conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of Viacom and Viacom International are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as our subsidiaries' financial condition and operating requirements, may limit the ability of Viacom or Viacom International to obtain cash required to pay Viacom's debt service obligations, including payments on the senior securities, or Viacom International's payment obligations under the guarantees. The senior securities will be structurally subordinated to all obligations of Viacom's subsidiaries (other than Viacom International) including claims with respect to trade payables. The guarantees will be structurally subordinated to all obligations of Viacom International's subsidiaries, including claims with respect to trade payables. This means that holders of the senior securities of Viacom will have a junior position to the claims of creditors of Viacom's subsidiaries (other than Viacom International) on the assets and earnings of such subsidiaries. Holders of guarantees of Viacom International will have a junior position to the claims of creditors of Viacom International's subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against Viacom or any subsidiary of Viacom that is not a subsidiary of Viacom International.

         As of March 31, 2001, our subsidiaries, other than Viacom International, had approximately $2.3 billion of indebtedness outstanding. This indebtedness was primarily incurred by Infinity and its subsidiaries and Blockbuster. We own several operating subsidiaries, including Viacom International, the guarantor of the senior securities, Infinity and Blockbuster. Viacom International is a wholly owned subsidiary of Viacom, with approximately $766 million of indebtedness outstanding as of March 31, 2001. Viacom International's subsidiaries had approximately $1.4 billion of indebtedness outstanding as of March 31, 2001.

Optional Redemption

         Prior to maturity, we may redeem the 2011 senior notes at any time, at our option, in whole or in part, on not less than 30 nor more than 60 days' prior notice, prior to their maturity at a redemption price equal to the sum of their principal amount, the Make-Whole Amount described below and any accrued and unpaid interest to the date of redemption. Holders of record on a record date that is on or prior to a redemption date will be entitled to receive interest due on the interest payment date.

         The term "Make-Whole Amount" means, the excess, if any, of (i) the aggregate present value as of the date of the redemption of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable if redemption had not been made, determined by discounting, on a semiannual basis, the remaining principal and interest at the Reinvestment Rate described below (determined on the third business day preceding the date notice of redemption is given) from the dates on which the principal and interest would have been payable if the redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the 2011 senior notes being redeemed.

         The term "Reinvestment Rate" means 0.25% for the 2011 senior notes plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Federal Reserve Statistical Release H.15 under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to the maturity, yields for the two published maturities most closely corresponding to the maturity would be so calculated and the Reinvestment Rate would be interpolated or extrapolated on a straight-line basis, rounding to the nearest month. The most recent Federal Reserve Statistical Release H.15 published prior to the date of determination of the Make-Whole Amount will be used for purposes of calculating the Reinvestment Rate.

         The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to make the appointment at least 45 business days prior to the date of redemption, or if the institution is unwilling or unable to make the calculation, the calculation will be made by an independent investment banking institution of national standing appointed by the Trustee.

         If the Reinvestment Rate is not available as described above, the Reinvestment Rate will be calculated by interpolation or extrapolation of comparable rates selected by the independent investment banking institution.

         In the case of any partial redemption, selection of the 2011 senior notes for redemption will be made by the Trustee in compliance with the requirements of the principal U.S. national securities exchange, if any, on which the 2011 senior notes are listed or, if they are not listed on a U.S. national securities exchange, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Luxembourg Stock Exchange has no such requirements.

Further Issues

         We may from time to time without notice to, or the consent of, the holders of a series of senior securities, create and issue further senior securities of the same series, equal in rank to the senior securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or except for the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the relevant series of senior securities and have the same terms as to status, redemption or otherwise as the relevant series of senior securities. In the event that we issue additional senior securities of the same series, we will prepare a new offering memorandum or prospectus and make a new application to list such securities on the Luxembourg Stock Exchange.

 Payment of Additional Amounts

         We will, subject to the exceptions and limitations set forth below, pay as additional interest on the senior securities such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the senior securities to a holder who is a non-United States person (as defined under this heading below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the series of senior securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

               (a) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States;

               (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

               (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

               (d) being or having been a "10-percent shareholder" of ours as defined in Section 871(h)(3) of the Code (as defined in "United States Tax Considerations") or any successor provision; or

               (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2) to any holder that is not the sole beneficial owner of a senior security, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, or otherwise with respect to the status, of the holder or beneficial owner of such senior security (or any beneficiary, settlor, beneficial owner or member thereof), if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party, or by any official interpretation or ruling promulgated pursuant to any of the foregoing, as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

          (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any senior security, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of items (1), (2), (3), (4), (5),
     (6) and (7).

         The senior securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Redemption for Tax Reasons," we shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

         We will also not pay additional amounts on the senior securities

         o where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, that Directive; or

         o presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant global note to another paying agent in a member state of the European Union.

         The European Union is currently considering a proposal for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to these payments and subject to the proposals not being required to be applied to the global notes.

         As used under this heading, "--Payment of Additional Amounts", and under the headings, "--Redemption for Tax Reasons" and "United States Tax Considerations", the terms "United States" and "U.S." mean the United States of America (including the States thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and the term "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable United States Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons. A "non-United States person" means a person who is not a United States person.

Redemption for Tax Reasons

         If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "Payment of Additional Amounts" with respect to a series of senior securities, we may, at our option, redeem, as a whole, but not in part, the relevant series of senior securities on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount together with interest accrued but unpaid thereon to the date fixed for redemption.

Merger, Consolidation or Sale of Assets

         Under the terms of the Indenture, we and Viacom International generally would be permitted to consolidate or merge with another corporation. We and Viacom International would also be permitted to sell all or substantially all of our assets to another person. However, neither we nor Viacom International may take any of these actions unless all the following conditions are met:

            (1) the merger, consolidation or sale of assets must not cause an Event of Default. See "--Defaults and Remedies" below. An Event of Default for this purpose would also include any event that would be an Event of Default if the notice or time requirements were disregarded;

            (2) the person we would merge or consolidate with or sell all or substantially all of our assets to must be organized under the laws of the United States or any state thereof;

            (3) the person we would merge or consolidate with or sell all or substantially all of our assets to must agree to be legally responsible for the outstanding securities issued under the Indenture; and

            (4) we or Viacom International must deliver specified certificates and documents to the trustee.

         We and Viacom International may merge or consolidate with, or sell all or substantially all of our assets to each other or any of our Subsidiaries.

         When we make reference in this section to the sale of "all or substantially all of our assets," we mean property and assets generating revenues representing, in the aggregate, at least 80% of our total consolidated revenues.

Limitations on Liens

         We covenant in the Indenture that we will not create, assume or permit any Lien on any of our properties or assets, unless we secure the senior securities at least equally and ratably to the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale leaseback arrangement. See "--Limitations on Sale and Leaseback Transactions" below. The restrictions do not apply to Capitalized Leases or Indebtedness that is secured by:

            (1) Liens existing, in the case of the 2006 senior notes, on January 17, 2001, and in the case of the 2011 senior notes, on May 17, 2001;

            (2) Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition, merger or consolidation);

            (3) Liens in favor of us or our Subsidiaries; and

            (4) Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

         The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

         We covenant in the Indenture that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist, in the case of the 2006 senior notes, on January 17, 2001 and, in the case of the 2011 senior notes, on May 17, 2001; or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by us or the Restricted Subsidiary to the Person unless:

            (1) the sale and leaseback arrangement involves a lease for a term of not more than three years;

            (2) the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

            (3) we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under "--Limitations on Liens" without having to secure equally and ratably the senior securities;

            (4) the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by our Board of Directors in good faith) of the property and we apply within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the senior securities and that is not debt to us or a Subsidiary, or (ii) the purchase or development of other comparable property; or

            (5) the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

         The term "Attributable Debt," with regard to a sale and leaseback arrangement of a Principal Property, is defined in the Indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our Board of Directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture. The term "Principal Property" is defined in the Indenture to include any parcel of our or our Restricted Subsidiaries' real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term "Principal Property" does not include any telecommunications equipment or parcels of real property and related fixtures or improvements which are determined in good faith by our Board of Directors, not to be of material importance to our and our Subsidiaries' total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

Defaults and Remedies

         You have specified rights if an Event of Default occurs in respect of the senior securities of your series, as described below. The term "Event of Default" in respect of the senior securities of your series means any of the following:

            (1) we do not pay interest on a senior security of such series within 30 days of its due date;

            (2) we do not pay the principal of or any premium on a senior security of such series on its due date;

            (3) we remain in breach of a covenant or warranty in respect of the Indenture for 60 days after we receive a written notice of default. The notice must be sent by either the trustee or holders of at least 25% in principal amount of a series of outstanding senior securities;

            (4) we are in default under agreements under which we have Indebtedness outstanding in excess of $250 million in the aggregate and which Indebtedness is due either at maturity or has been declared due prior to maturity and remains unpaid;

            (5) we fail to pay a money judgment in excess of $250 million for a period of 60 days after it becomes final and not subject to further appeal; or

            (6) we or Viacom International file for bankruptcy, or other specified events of bankruptcy, insolvency or reorganization occur.

         If an Event of Default has occurred, the trustee or the holders of at least 25% in principal amount of the senior securities of the affected series may declare the entire principal amount and premium, if any, and all the accrued interest on, the senior securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of senior securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the senior securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of senior securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of senior securities.

         Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the trustee reasonable protection from expenses and liability satisfactory to the trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of senior securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in specified circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

         Before holders are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the senior securities, the following must occur:

         o holders must give the trustee written notice that an Event of Default has occurred and remains uncured;

         o holders of at least 25% in principal amount of the outstanding senior securities of a series must make a written request that the trustee take action because of the default and must offer the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

         o the trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

         o holders of a majority in principal amount of the senior securities of a series must not have given the trustee a direction inconsistent with the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior securities on or after the due date.

         We are required to furnish to the trustee an annual statement as to our performance of our obligations under the Indenture and as to any default in such performance. We are also required to notify the trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default.

Book Entry, Delivery and Form

         Each series of senior securities will be issued in one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of Cede & Co., the Depository's nominee. We will not issue senior securities in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository (the "Depository Participants"). Investors may elect to hold interests in the global securities through either the Depository (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants of those systems, or, indirectly, through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depository. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and The Chase Manhattan Bank acts as U.S. depositary for Euroclear (the "U.S. Depositaries"). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

         Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant either directly or indirectly.

         Distributions with respect to each series of senior securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

         Euroclear has advised us that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECS plc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the "Euroclear operator".

         The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

         The Euroclear operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

         The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

         Distributions with respect to each series of senior securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

         Secondary market trading between Depository Participants will occur in the ordinary way in accordance with the Depository's rules and will be settled in immediately available funds using the Depository's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg Participants and Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within the Depository in accordance with the Depository's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

         The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving senior securities in the Depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

         Because of time-zone differences, credits of senior securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the Depository settlement date. Such credits, or any transactions in the senior securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of senior securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Depository Participant will be received with value on the business day of settlement in the Depository but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depository.

         Although the Depository, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depository, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Payment and Paying Agents

         Principal of, premium, if any, and interest on the senior securities will be payable, subject to any applicable laws and regulations, at the office of our paying agent or paying agents that we may designate from time to time, except that at our option, payment of interest may be made by check mailed to the address of the person entitled thereto at the address in the security register. We will pay interest on the senior securities on any interest payment date to the person in whose name the senior security (or predecessor senior security) is registered at the close of business on the regular record date for such interest.

         The corporate trust office of the trustee will be designated as our paying agent for payments with respect to the senior securities of each series. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the series.

         Any money paid by us or Viacom International, as guarantor, to a paying agent for the payment of the principal of, premium, if any, or interest on any senior security of any series that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us or Viacom International, as guarantor, as the case may be, and the holder of such senior security may thereafter look only to us and Viacom International for that payment.

Meetings, Modification and Waiver

         Modifications and amendments of the Indenture may be made by us, Viacom International, as guarantor, and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding senior security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any senior security or the terms of any sinking fund or analogous payment with respect to any senior security, (b) reduce the principal amount of, or premium or interest on, any senior security, (c) change our obligation to pay additional amounts, (d) reduce the amount of principal of an original issue discount senior security payable upon acceleration of the maturity thereof or provable in bankruptcy, (e) change the place of payment where, or the coin or currency in which, any senior security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any senior security, (g) reduce the percentage in principal amount of outstanding senior securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change our obligation to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) reduce the obligations of Viacom International, if any, in respect of the due and punctual payment of any principal of, premium or interest on any senior security or any additional amounts in respect thereof.

         The holders of at least a majority in aggregate principal amount of the outstanding senior securities of a series may, on behalf of the holders of all the senior securities of that series, waive, insofar as that series is concerned, our compliance with specified provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding senior securities of a series may, on behalf of all holders of senior securities of that series, waive any past default under the Indenture with respect to senior securities of that series, except a default (a) in the payment of principal of or any premium or interest on any senior security of such series or (b) in respect of any other provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding senior security of such series affected thereby.

         The Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding senior securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior securities for quorum purposes, the principal amount of an original issue discount senior security that shall be deemed to be outstanding shall be the amount that would be due and payable as of the date of such determination upon acceleration of the maturity thereof.

         The Indenture contains provisions for convening meetings of the holders of senior securities of any or all series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 33 1/3% in aggregate principal amount of the outstanding senior securities of such series, in any such case upon notice given in accordance with "Notices" below. Except for any consent that must be given by the holder of each outstanding senior security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior securities of that series; provided, however, that, except for any consent that must be given by the holder of each outstanding senior security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding senior securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the outstanding senior securities of that series. Any resolution passed or decision taken at any meeting of holders of senior securities of any series duly held in accordance with the Indenture will be binding on all holders of senior securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be persons holding or representing a majority in principal amount of the outstanding senior securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the outstanding senior securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding senior securities of such series will constitute a quorum.

Defeasance and Covenant Defeasance

         We may elect either (i) to defease and be discharged (and, if applicable, to have Viacom International defeased and discharged) from any and all obligations with respect to the senior securities (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any and interest on the senior securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the senior securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

         We may exercise our defeasance option with respect to the senior securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the senior securities of such series may not be accelerated because of an event of default and the guarantees relating to such senior securities will cease to exist. If we exercise our covenant defeasance option, payment of the senior securities of such series may not be accelerated by reference to any covenant from which we are released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the senior securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Notices

         Notices to holders of senior securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

         We, Viacom International, as guarantor, the trustee and any agent of us, Viacom International, as guarantor, or the trustee may treat the registered owner of any registered senior security as the absolute owner thereof (whether or not the senior security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Senior Securities

         We will replace any mutilated senior security at the expense of the holders upon surrender to the trustee. We will replace senior securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen senior security, an indemnity or security satisfactory to us and the trustee may be required at the expense of the holder of the senior security before a replacement senior security will be issued.

Governing Law

         The Indenture, the senior securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

         We and Viacom International maintain deposit accounts and banking and borrowing relations with Citibank, N.A., the trustee under the Indenture, and such trustee is currently a lender to us and Viacom International and certain of our other subsidiaries. We may remove the trustee at any time with respect to the senior securities of any series, provided that we immediately appoint a successor trustee meeting the requirements for trustees specified in the Indenture and provided further that no default with respect to such senior securities has occurred and is continuing.

Certain Definitions

         The following definitions are applicable to the Indenture:

         "Capitalized Lease" means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

         "Indebtedness" of any person means, without duplication (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that "Indebtedness" of such person shall not include any obligation of such person (a) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to Viacom, the term "Indebtedness" also includes any obligation of Viacom International specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by Viacom.

         "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.

         "Restricted Subsidiary" means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

         "Subsidiary" of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

                        UNITED STATES TAX CONSIDERATIONS

         This description is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. These statements address only the tax consequences to holders holding senior securities as capital assets within the meaning of Section 1221 of the Code. They do not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, United States Holders (as defined below) whose functional currency (as defined in Code Section 985) is not the U.S. dollar, persons holding senior securities in connection with a hedging transaction, "straddle", conversion transaction or other integrated transaction, traders in securities that elect to mark to market, holders liable for alternative minimum tax or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of the senior securities should consult their tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

         As used in this section, a "United States Holder" means a beneficial owner of senior securities that is for United States federal income tax purposes a holder that is a United States person (as defined in "Description of Senior Securities--Payment of Additional Amounts").

         As used in this section, the term "United States Alien Holder" means a beneficial owner of senior securities that is, for United States federal income tax purposes:

     o   a nonresident alien individual;

     o   a foreign corporation;

     o   a nonresident alien fiduciary of a foreign estate or trust; or

     o a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Exchange Offer

         The exchange of unregistered senior securities for exchange senior securities pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize taxable gain or loss as a result of such exchange and will have the same adjusted tax basis and holding period in the exchange senior securities as such holder had in the unregistered senior securities immediately before the exchange.

Tax Consequences to United States Holders

Payments of Interest

         Interest on senior securities will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

Sale, Exchange or Retirement

         Upon the sale, exchange or retirement of senior securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the senior securities and such holder's adjusted tax basis in the senior securities. A United States Holder's adjusted tax basis in senior securities will equal the cost of the senior securities to such holder, subject to possible reduction by amortized bond premium. The amount realized excludes any amounts attributable to unpaid interest accrued between interest payment dates and not previously included in income, which will be taxable as ordinary income. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the senior securities have been held for more than one year. Under current laws, the excess of the taxpayer's net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, the limitations on the deductibility of capital losses.

Amortizable Bond Premium

         In general, if a United States Holder purchases a senior security at a premium (that is, for an amount in excess of the amount payable upon the maturity thereof), such holder will be considered to have purchased such senior security with "amortizable bond premium" equal to the amount of such excess. Such holder may elect to amortize such bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant-yield method over the remaining term of the senior security. Such holder's tax basis in the senior security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on senior securities held by a United States Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the senior securities.

Market Discount

         If a United States Holder purchases a senior security for less than its principal amount, the difference will be treated as a "market discount" for U.S. federal income tax purposes subject to a de minimus exception.

         Under the market discount rules, a United States Holder will be required to treat any principal payment on a senior security, or any gain on its sale, exchange, retirement or other disposition, as ordinary income to the extent of the accrued market discount which was not previously included in gross income. If the senior security is disposed of in a non-taxable transaction (other than a nonrecognition transaction described in section 1276 of the Code), accrued market discount will be taxable to the United States Holder as ordinary income as if the United States Holder had sold the senior security at its fair market value. In addition, a United States Holder may be required to defer, until the maturity of a senior security or its earlier disposition (including a non-taxable transaction other than a transaction described in section 1276 of the Code), the deduction of all or a portion of the interest expense in respect of any indebtedness incurred or continued to purchase or carry the senior security. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the senior security, unless the United States Holder elects to accrue on a constant-yield basis.

         A United States Holder may elect to include market discount in income as it accrues --on either a ratable or constant-yield basis. If a United States Holder makes this election, the rules regarding the treatment of gain upon the disposition of the senior security and upon the receipt of principal payments as ordinary income and regarding the deferral of interest deductions will not apply. If a United States Holder elects to include market discount in income as it accrues, the election will apply to all market discount obligations acquired during or after the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service.

Tax Consequences to United States Alien Holders

         Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

         (a) payments of principal, interest and premium on the senior securities by Viacom or its paying agent to any United States Alien Holder will be exempt from the 30% United States federal withholding tax, provided that (i) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Viacom entitled to vote, (ii) such holder is not a controlled foreign corporation related, directly or indirectly, to Viacom through stock ownership, and (iii) the requirement to certify such holder's non-U.S. status, as set forth in section 871(h) or section 881(c) of the Code, has been fulfilled with respect to the beneficial owner, as discussed below;

         (b) a United States Alien Holder of senior securities will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of such senior securities, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States or (ii) such gain is effectively connected with such holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such holder); and

         (c) senior securities held by an individual who is not, for United States estate tax purposes, a resident or citizen of the United States at the time of his death will not be subject to United States federal estate tax, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Viacom entitled to vote and, at the time of such individual's death, payments with respect to such senior securities would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

         The certification requirement referred to in subparagraph (a) will be fulfilled if the beneficial owner of senior securities certifies on Internal Revenue Service Form W-8BEN or successor form under penalties of perjury, that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8BEN or successor form with the withholding agent or (ii) in the case of senior securities held on behalf of the beneficial owners by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN or successor form from the United States Alien Holder, furnishes the withholding agent with a copy thereof and otherwise complies with the applicable Internal Revenue Service requirements.

         Alternatively, these certification requirements will not apply if the beneficial owner of the senior securities holds those securities directly through a "qualified intermediary" (which is a non-U.S. office of a bank, securities dealer or similar intermediary that has signed an agreement with the Internal Revenue Service concerning withholding tax procedures), the qualified intermediary has sufficient information in its files to indicate that the holder is a United States Alien Holder and the intermediary complies with Internal Revenue Service requirements. Special rules may apply with respect to senior securities held by a foreign partnership. Prospective investors, including foreign partnerships and their partners and holders who hold their senior securities through a qualified intermediary, should consult their tax advisers regarding possible reporting requirements.

         If a United States Alien Holder of senior securities is engaged in a trade or business in the United States, and if interest on the senior securities (or gain realized on their sale, exchange or other disposition) is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such holder), the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular United States income tax on such effectively connected income, generally in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form W-8ECI or successor form, as appropriate, to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to such effectively connected income, subject to certain adjustments.

         Interest payments made to a United States Alien Holder will generally be reported to such holder and to the Internal Revenue Service on Form 1042-S. However, this reporting does not apply if such holder holds the senior securities directly through a qualified intermediary.

Backup Withholding and Information Reporting

         Under current United States federal income tax law, information reporting requirements apply to certain payments of principal, premium, market discount and interest made to, and to the proceeds of sales before maturity by, non-corporate United States Holders. In addition, a 31% backup withholding tax will apply if the noncorporate United States Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, is his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments, or (iv) under certain circumstances fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

         Backup withholding will not apply to payments made on senior securities if the certifications required by sections 871(h) and 881(c) as described above are received or if the exemption for qualified intermediaries discussed above applies, provided that Viacom or its paying agent or the qualified intermediary, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person.

         Under current Treasury Regulations, payments on the sale, exchange or other disposition of senior securities made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is:

     o   a United States person;

     o a controlled foreign corporation for United States federal income tax purposes;

     o a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business; or

     o   a foreign partnership with certain connections to the United States;

then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless such holder certifies, under penalties of perjury, that it is not a United States person and the payor does not have actual knowledge or reason to know that such holder is a United States person, or such holder otherwise establishes an exemption.

         United States Alien Holders of senior securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that such holder files a United States income tax return and the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange senior securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange senior securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange senior securities received in exchange for unregistered senior securities where such unregistered senior securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange senior securities may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of exchange senior securities by broker-dealers. Exchange senior securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange senior securities. Any broker-dealer that resells exchange senior securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange senior securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange senior securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the unregistered senior securities) other than commissions, discounts or concessions of any broker-dealers and will indemnify the holders of the unregistered senior securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the exchange senior securities and the guarantees will be passed upon for Viacom and Viacom International by Shearman & Sterling, New York, New York.


                                     EXPERTS

         Our financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of CBS as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of CBS's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of Infinity as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of Infinity's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to completion dated July 30, 2001

                                   VIACOM INC.

                                OFFER TO EXCHANGE

                    Unregistered 6.40% Senior Notes due 2006
   ($3,075,000 aggregate principal amount outstanding issued January 17, 2001)

                    Unregistered 7.70% Senior Notes due 2010
   ($1,000,000 aggregate principal amount outstanding issued January 17, 2001)

                 Unregistered 7.875% Senior Debentures due 2030
    ($200,000 aggregate principal amount outstanding issued January 17, 2001)

                                       for

       6.40% Senior Notes due 2006 ($3,075,000 aggregate principal amount) 7.70% Senior Notes due 2010 ($1,000,000 aggregate principal amount)
     7.875% Senior Debentures due 2030 ($200,000 aggregate principal amount)
           that have been registered under the Securities Act of 1933
                                 ---------------

              Unconditionally guaranteed as to payment of principal
                    and interest by Viacom International Inc.
                   (a wholly owned subsidiary of Viacom Inc.)
                                 ---------------

                             TERMS OF EXCHANGE OFFER

o The exchange offer will expire at 5:00 p.m., New York City time, on August 28, 2001, unless we extend the offer.

o Tenders of outstanding unregistered senior securities may be withdrawn at any time before 5:00 p.m. on the date of expiration of the exchange offer.

o All outstanding unregistered senior securities that are validly tendered and not validly withdrawn will be exchanged.

o The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except for being registered under the Securities Act of 1933 and not having any transfer restrictions.

o The exchange of senior securities will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

o Application has been made to list the exchange senior securities on the Luxembourg Stock Exchange.

                                ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the senior securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is   , 2001

         Each holder of an unregistered senior security wishing to accept the exchange offer must deliver the unregistered senior securities to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered senior securities by book-entry transfer into the exchange agent's account at Euroclear Bank S.A./N.A., as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Luxembourg") or The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

                                ---------------

         If you are a broker-dealer that receives exchange senior securities for your own account you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior securities. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange senior securities. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of expiration of this exchange offer.

         You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Viacom International has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. Neither we nor Viacom International is making an offer of the senior securities in any jurisdiction where the offer is not permitted.


                                TABLE OF CONTENTS
                                                                            Page
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS....................ii
WHERE YOU CAN FIND MORE INFORMATION...........................................iv
PROSPECTUS SUMMARY.............................................................1
SUMMARY OF THE EXCHANGE OFFER..................................................3
SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR SECURITIES..........................8
CAPITALIZATION................................................................10
SUMMARY HISTORICAL FINANCIAL DATA.............................................11
SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION....................12
RATIO OF EARNINGS TO FIXED CHARGES............................................13
USE OF PROCEEDS...............................................................14
THE EXCHANGE OFFER............................................................15
DESCRIPTION OF SENIOR SECURITIES..............................................25
UNITED STATES TAX CONSIDERATIONS..............................................41
PLAN OF DISTRIBUTION..........................................................46
LEGAL MATTERS.................................................................47
EXPERTS.......................................................................47

                                ---------------

         References to "Viacom," "we", "us" and "our" in this prospectus are references to Viacom Inc. References to "Viacom International" are references to Viacom International Inc. References to "$" and "dollars" are to United States dollars.

         Whenever we refer in this prospectus to the 6.40% senior notes due 2006 issued on January 17, 2001, the 7.70% senior notes due 2010 issued on January 17, 2001 or the 7.875% senior debentures due 2030 issued on January 17, 2001, we will refer to them as the "unregistered 2006 senior notes", the "unregistered 2010 senior notes", or the "unregistered senior debentures", respectively, and collectively as the "unregistered senior securities". Whenever we refer in this prospectus to the registered 6.40% senior notes due 2006, 7.70% senior notes due 2010 or 7.875% senior debentures due 2030, we will refer to them as the "exchange 2006 senior notes", the "exchange 2010 senior notes" or the "exchange senior debentures", respectively, and collectively as the "exchange senior securities". The unregistered 2006 senior notes and the exchange 2006 senior notes are collectively referred to as the "2006 senior notes", the unregistered 2010 senior notes and the exchange 2010 senior notes are collectively referred to as the "2010 senior notes" and the unregistered senior debentures and the exchange senior debentures are collectively referred to as the "senior debentures". The unregistered senior securities and the exchange senior securities are collectively referred to as the "senior securities".

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus.

         The following important factors, among others, could affect our future results, causing these results to differ materially from those expressed in our forward-looking statements:

o We derive substantial revenues from the sale of advertising time on our over-the-air networks, basic cable networks, television stations, radio stations and outdoor businesses. The advertising market has recently experienced softness. The sale of advertising time is affected by viewer demographics, viewer ratings and market conditions for advertising time. Adverse changes to any of these factors could have a negative effect on revenues.

o Operating results derived from our motion picture and television production fluctuate depending primarily upon cost of such productions and acceptance of such productions by the public, which are difficult to predict. Motion picture and television production has experienced cycles in which increased costs of talent and other factors have resulted in higher production costs. In addition, the commercial success of our motion picture and television productions also depends upon the quality and acceptance of other competing productions, and the availability of alternative forms of entertainment and leisure time activities.

o Our operating results also fluctuate due to the timing and availability of theatrical and home video releases, as well as a result of the recording of license fees for television exhibition of motion pictures and for syndication and basic cable exhibition of television programming in the period that the products are available for such exhibition.

o Our basic cable network and premium subscription television networks are dependent on affiliation agreements with cable and direct broadcast satellite distributors on acceptable terms. The loss of carriage on such distributors, or continued carriage on less favorable terms, could adversely affect, with respect to basic cable networks, revenues from subscribers fees and the ability to sell advertising time, and with respect to premium subscription television networks, subscribers fee revenues.

o Some of our businesses are seasonal. More specifically, the home video business and consumer publishing business are subject to increased periods of demand coinciding with summer and winter holidays, while a substantial majority of the theme parks operating income is generated from May through September. In addition, the home video and theme parks businesses' revenues are influenced by weather.

o Changes in FCC laws and regulations could, directly or indirectly, adversely affect the operations and ownership of our properties.

o We have contingent liabilities related to discontinued operations, including environmental liabilities and pending litigation. While there can be no assurance in this regard, the pending or potential litigation, environmental and other liabilities should not have a material adverse effect on us.

o We may be adversely affected by changes in technology and their effect on competition in our markets.

o Other economic, business, competitive and/or regulatory factors affecting our businesses generally.

         These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and under Section 27A of the Securities Act and Section 21E of the Exchange Act and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange. In accordance with U.S. securities laws, Viacom International is not obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Viacom International does not file separate financial statements with the SEC and does not independently publish its financial statements. Viacom International's financial condition, results of operations and cash flows are consolidated into the financial statements of Viacom.

         We are "incorporating by reference" specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by us until the exchange offer is completed.

o    Our Annual Report on Form 10-K for the year ended December 31, 2000.

o    Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

o Our Current Report on Form 8-K dated May 4, 2000, as amended on July 17, 2000, and our Current Reports on Form 8-K dated January 5, 2001, January 8, 2001, February 15, 2001, February 21, 2001, May 30, 2001, June 1, 2001,
     July 3, 2001 and July 27, 2001.

o    Our definitive Proxy Statement dated April 16, 2001.

o CBS Corporation Annual Report on Form 10-K for the year ended December 31, 1999, as amended on April 28, 2000.

o The consolidated financial statements of Infinity Broadcasting Corporation, as set forth in Item 8 and the notes thereto to Infinity's Annual Report on Form 10-K for the year ended December 31, 1999.

o The condensed financial statements of Infinity, as set forth in Item 1 to Infinity's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

o    Our Registration Statement on Form S-4 dated January 12, 2001.

         You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                   Viacom Inc.
                                  1515 Broadway
                                   52nd Floor
                            New York, New York 10036
                            Attn: Investor Relations
                        Telephone Number: (212) 258-6000

         In addition, copies of all documents that we incorporate into this prospectus by reference may be obtained free of charge at the offices of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg, our Luxembourg paying and transfer agent.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before participating in this exchange offer. You should read the entire prospectus, accompanying letter of transmittal and documents incorporated by reference carefully.

                                   THE COMPANY

         We, together with our subsidiaries, are a diversified worldwide entertainment company with operations in six segments: Cable Networks, Television, Infinity, Entertainment, Video and Publishing. The Cable Networks segment operates MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), TNN: THE NATIONAL NETWORK(TM), CMT:
COUNTRY MUSIC TELEVISIONTM and BET: BLACK ENTERTAINMENT TELEVISION(R), among other program services. The Television segment consists of CBS(R) and UPN(R) television networks, 39 owned broadcast television stations and Viacom's television production and syndication business, including KING WORLD PRODUCTIONS(TM) and PARAMOUNT TELEVISION(TM). The Infinity segment operates approximately 184 radio stations through INFINITY BROADCASTING(R) and outdoor advertising properties through INFINITY OUTDOOR(TM) and TDI(R). The Entertainment segment includes PARAMOUNT PICTURES(R), which produces and distributes theatrical motion pictures; PARAMOUNT PARKS(R), which owns and operates five theme parks and a themed attraction in the United States and Canada; and movie theater and music publishing operations. The Video segment consists of an approximately 82% equity interest in Blockbuster Inc., which operates and franchises BLOCKBUSTER(R) video stores worldwide. The remainder of Blockbuster's common stock was sold to the public in August 1999. The Publishing segment publishes and distributes consumer books and related multimedia products, under such imprints as SIMON & SCHUSTER(R), POCKET BOOKS(TM), SCRIBNER(R) and THE FREE PRESS(TM). We were organized under the laws of the State of Delaware in 1986. Viacom's principal offices are located at 1515 Broadway, New York, New York 10036 and our telephone number is (212) 258-6000.


                                  THE GUARANTOR

         Viacom International, the guarantor of the senior securities, was organized under the laws of the State of Delaware in 1995 and has its corporate headquarters at 1515 Broadway, New York, New York 10036. Viacom International has 100 shares of common stock outstanding, all of which are held by Viacom. The operating assets of Viacom International and its subsidiaries include MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), approximately 18 broadcast television stations, all interests in the businesses of the Video, Entertainment and Publishing segments and certain related Internet sites.

                              CERTAIN SUBSIDIARIES

         Viacom has one subsidiary, Blockbuster, Inc., which is subject to the reporting requirements of the Exchange Act. Blockbuster, incorporated under the laws of the State of Delaware in 1989, has its corporate headquarters at 1201 Elm Street, Dallas, Texas 75270. As of March 31, 2001, Blockbuster had 31,014,696 shares of Class A common stock and 144,000,000 shares of Class B common stock outstanding. Blockbuster is a retailer of rentable home videocassettes, DVDs and video games, and has stores throughout the United States and in many other countries. Blockbuster operates primarily under the Blockbuster brand name. Blockbuster's financial condition, results of operations and cash flows are consolidated into the financial statements of Viacom. We own all of Blockbuster's Class B common stock representing an approximately 82% equity interest in Blockbuster.


                               RECENT DEVELOPMENTS

         As a result of Viacom's merger with CBS Corporation on May 4, 2000, Viacom acquired an approximate 64.2% equity interest in Infinity Broadcasting Corporation. On February 21, 2001, Infinity merged with and into a wholly owned subsidiary of Viacom. In connection with the Viacom/Infinity merger, Viacom issued 0.592 of a share of its Class B common stock for each issued and outstanding share of Infinity Class A common stock resulting in the issuance of approximately 232 million shares of Viacom Class B common stock.

         On November 3, 2000, Viacom announced an agreement to acquire BET Holdings II, Inc., which operates the BET: BLACK ENTERTAINMENT TELEVISION(R) cable networks. On January 23, 2001, we completed our acquisition of BET for a total purchase price of approximately $3.0 billion, which principally represents the issuance of approximately 43.4 million shares of Viacom Class B common stock and the assumption by Viacom of approximately $590 million in debt.

                          SUMMARY OF THE EXCHANGE OFFER

         On January 17, 2001, we issued $400 million aggregate principal amount of unregistered 6.40% senior notes due 2006, $500 million aggregate principal amount of unregistered 7.70% senior notes due 2010 and $750 million aggregate principal amount of unregistered 7.875% senior debentures due 2030. The unregistered senior securities are unconditionally guaranteed as to payment of principal and interest by Viacom International. The exchange senior securities will be our obligations and will be entitled to the benefits of the indenture and supplemental indentures relating to the unregistered senior securities. The exchange senior securities will also be unconditionally guaranteed as to payment of principal and interest by Viacom International. The form and terms of the exchange senior securities are identical in all material respects to the form and terms of unregistered senior securities, except that the exchange senior securities have been registered under the Securities Act, and therefore will contain no restrictive legends. For additional information on the terms of the exchange offer, see "The Exchange Offer."

The Exchange Offer......................   We are offering to exchange $1,000
                                           principal amount of:

                                           o    6.40% senior notes due 2006
                                                which have been registered under
                                                the Securities Act for each
                                                $1,000 principal amount of our
                                                outstanding unregistered 2006
                                                senior notes that were issued on
                                                January 17, 2001. As of the date
                                                of this prospectus, $3,075,000
                                                in aggregate principal amount of
                                                our unregistered 2006 senior
                                                notes are outstanding;

                                           o    7.70% senior notes due 2010
                                                which have been registered under
                                                the Securities Act for each
                                                $1,000 principal amount of our
                                                outstanding unregistered 2010
                                                senior notes that were issued on
                                                January 17, 2001. As of the date
                                                of this prospectus, $1,000,000
                                                in aggregate principal amount of
                                                our unregistered 2010 senior
                                                notes are outstanding; and

                                           o    7.875% senior debentures due
                                                2030 which have been registered
                                                under the Securities Act for
                                                each $1,000 principal amount of
                                                our outstanding unregistered
                                                2030 senior debentures that were
                                                issued on January 17, 2001. As
                                                of the date of this prospectus,
                                                $200,000 in aggregate principal
                                                amount of our unregistered
                                                senior debentures are
                                                outstanding.

Expiration of Exchange Offer............   The exchange offer will expire at
                                           5:00 p.m., New York City time, on
                                           August 28, 2001, unless we decide to
                                           extend the expiration date.

Conditions of the Exchange Offer........   We will not be required to accept for
                                           exchange any unregistered senior
                                           securities, and we may amend or
                                           terminate the exchange offer if any
                                           of the following conditions or events
                                           occurs:

                                           o    the exchange offer, or the
                                                making of any exchange by a
                                                senior security holder, violates
                                                applicable law or any applicable
                                                interpretation of the staff of
                                                the SEC;

                                           o    any action or proceeding shall
                                                have been instituted or
                                                threatened with respect to the
                                                exchange offer which, in our
                                                judgment or the judgment of
                                                Viacom International, would
                                                impair our ability to proceed
                                                with the exchange offer; and

                                           o    any law, rule or regulation or
                                                applicable interpretations of
                                                the staff of the SEC have been
                                                issued or promulgated which, in
                                                our good faith determination or
                                                the good faith determination of
                                                Viacom International, does not
                                                permit us to effect the exchange
                                                offer.

                                           We will give oral or written notice
                                           of any non-acceptance, amendment or
                                           termination to the registered holders
                                           of the unregistered senior securities
                                           as promptly as practicable. We
                                           reserve the right to waive any
                                           conditions of the exchange offer.

Resale of Exchange
        Senior Securities...............   Based on interpretative letters of
                                           the SEC staff to third parties
                                           unrelated to us, we believe that you
                                           can resell and transfer the exchange
                                           senior securities you receive
                                           pursuant to this exchange offer,
                                           without compliance with the
                                           registration and prospectus delivery
                                           provisions of the Securities Act,
                                           provided that:

                                           o    any exchange senior securities
                                                to be received by you will be
                                                acquired in the ordinary course
                                                of your business;

                                           o    you are not engaged in, do not
                                                intend to engage in and have no
                                                arrangement or understanding
                                                with any person to participate
                                                in the distribution of the
                                                unregistered senior securities
                                                or exchange senior securities;

                                           o    you are not an "affiliate" (as
                                                defined in Rule 405 under the
                                                Securities Act) of Viacom or
                                                Viacom International or, if you
                                                are such an affiliate, you will
                                                comply with the registration and
                                                prospectus delivery requirements
                                                of the Securities Act to the
                                                extent applicable;

                                           o    if you are a broker-dealer, you
                                                have not entered into any
                                                arrangement or understanding
                                                with Viacom or Viacom

                                                International or any "affiliate"
                                                of Viacom or Viacom
                                                International (within the
                                                meaning of Rule 405 under the
                                                Securities Act) to distribute
                                                the exchange senior securities;

                                           o    if you are a broker-dealer,
                                                you will receive exchange senior
                                                securities for your own account
                                                in exchange for unregistered
                                                senior securities that were
                                                acquired as a result of
                                                market-making activities or
                                                other trading activities and
                                                that you will deliver a
                                                prospectus in connection with
                                                any resale of such exchange
                                                senior securities; and

                                           o    you are not acting on behalf of
                                                any person or entity that could
                                                not truthfully make these
                                                representations.

                                           If you wish to accept the exchange
                                           offer, you must represent to us that
                                           these conditions have been met.

                                           If our belief is inaccurate and you
                                           transfer any exchange senior security
                                           without delivering a prospectus
                                           meeting the requirements of the
                                           Securities Act or without an
                                           exemption from registration under the
                                           Securities Act, you may incur
                                           liability under the Securities Act.
                                           We do not assume or indemnify you
                                           against such liability, but we do not
                                           believe that any such liability
                                           should exist.

Accrued Interest on the
        Exchange Senior Securities and
        Unregistered Senior Securities..   The exchange senior securities will
                                           accrue interest from the date
                                           interest was last paid on the
                                           unregistered senior securities. If no
                                           interest was paid on your
                                           unregistered senior securities, your
                                           exchange senior securities will
                                           accrue interest from and including
                                           January 17, 2001. We will pay
                                           interest on the exchange senior
                                           securities semi-annually on January
                                           30 and July 30 of each year, except
                                           that there was no January 30, 2001
                                           interest payment date for the 2006
                                           senior notes.

                                           Holders of unregistered senior
                                           securities that are accepted for
                                           exchange will be deemed to have
                                           waived the right to receive any
                                           payment in respect of interest
                                           accrued from the date of the last
                                           interest payment date that was made
                                           in respect of the unregistered senior
                                           securities until the date of the
                                           issuance of the exchange senior
                                           securities. Consequently, holders of
                                           exchange senior securities will
                                           receive the same interest payments
                                           that they would have received had
                                           they not accepted the exchange offer.

Procedures for Tendering
        Unregistered Senior Securities..   If you wish to participate in the
                                           exchange offer, you must transmit a
                                           properly completed and signed letter
                                           of transmittal,
                                           and all other documents required by
                                           the letter of transmittal, to the
                                           exchange agent at the address set
                                           forth in the letter of transmittal.
                                           These materials must be received by
                                           the exchange agent before 5:00 p.m.,
                                           New York City time, on August 28,
                                           2001, the expiration date of the
                                           exchange offer. You must also
                                           provide:

                                           o    a confirmation of any book-entry
                                                transfer of unregistered senior
                                                securities tendered
                                                electronically into the exchange
                                                agent's account with DTC,
                                                Euroclear or Clearstream
                                                Luxembourg. You must comply with
                                                DTC's, Euroclear's or
                                                Clearstream Luxembourg's
                                                respective standard operating
                                                procedures for electronic
                                                tenders, by which you will agree
                                                to be bound in the letter of
                                                transmittal; or

                                           o    physical delivery of your
                                                unregistered senior securities
                                                to the exchange agent's address
                                                as set forth in the letter of
                                                transmittal.

                                           The letter of transmittal must also
                                           contain the representations you must
                                           make to us as described under "The
                                           Exchange Offer--Procedures for
                                           Tendering."

Special Procedures for
     Beneficial Owners................     If you are a beneficial owner of
                                           unregistered senior securities that
                                           are held through a broker, dealer,
                                           commercial bank, trust company or
                                           other nominee and you wish to tender
                                           such unregistered senior securities,
                                           you should contact the person
                                           promptly and instruct the person to
                                           tender your unregistered senior
                                           securities on your behalf.

Guaranteed Delivery Procedures for
     Unregistered Senior Securities..      If you cannot meet the expiration
                                           deadline, or you cannot deliver your
                                           unregistered senior securities, the
                                           letter of transmittal or any other
                                           required documentation, or comply
                                           with DTC's, Euroclear's or
                                           Clearstream Luxembourg's respective
                                           standard operating procedures for
                                           electronic tenders on time, you may
                                           tender your unregistered senior
                                           securities according to the
                                           guaranteed delivery procedures set
                                           forth under "The Exchange
                                           Offer--Guaranteed Delivery
                                           Procedures."

Withdrawal Rights.......................   You may withdraw the tender of your
                                           unregistered senior securities at any
                                           time prior to 5:00 p.m., New York
                                           City time, on August 28, 2001, the
                                           expiration date.

Consequences of Failure to
     Exchange...........................   If you are eligible to participate in
                                           this exchange offer and you do not
                                           tender your unregistered senior
                                           securities as described in this
                                           prospectus, your unregistered senior
                                           securities will continue to be
                                           subject to restrictions on transfer.
                                           As a result of the restrictions on
                                           transfer and the availability of
                                           exchange senior securities, the
                                           unregistered senior securities are
                                           likely to
                                           be much less liquid than before the
                                           exchange offer. The unregistered
                                           senior securities will, after the
                                           exchange offer, bear interest at the
                                           same rate as the exchange senior
                                           securities.

Certain U.S. Federal Income
     Tax Consequences...................   The exchange of the unregistered
                                           senior securities for exchange senior
                                           securities pursuant to the exchange
                                           offer will not be a taxable exchange
                                           for U.S. federal income tax purposes.

Use of Proceeds.........................   We will not receive any proceeds from
                                           the issuance of exchange senior
                                           securities pursuant to the exchange
                                           offer.

Exchange Agents for
      Unregistered Senior Securities....   Citibank, N.A., the trustee under the
                                           indenture for the unregistered senior
                                           securities, is serving as the
                                           principal exchange agent in
                                           connection with the exchange offer.
                                           Citibank can be reached at 111 Wall
                                           Street, 15th Floor, New York, New
                                           York 10005; its telephone number is
                                           (800) 422-2066 and its facsimile
                                           number is (212) 825-3483.

                                           Kredietbank S.A. Luxembourgeoise, our
                                           Luxembourg listing, paying and
                                           transfer agent, will also act as
                                           Luxembourg exchange agent. In its
                                           capacity as Luxembourg exchange
                                           agent, Kredietbank will act solely as
                                           an intermediary between Citibank, as
                                           the principal exchange agent, and
                                           holders of unregistered senior
                                           securities wishing to accept the
                                           exchange offer. Kredietbank will
                                           forward the tenders it receives to
                                           the principal exchange agent.
                                           Kredietbank can be reached at 43,
                                           Boulevard Royal, L-2955 Luxembourg;
                                           its telephone number is (352) 47 97
                                           3933 and its facsimile number is
                                           (352) 47 97 73 951.

              SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR SECURITIES

         The following summarized description of the exchange senior securities is subject to a number of important exceptions and qualifications. For additional information on the terms of the exchange senior securities, see "Description of Senior Securities."

Exchange Senior Securities..........   o   $3,075,000 aggregate principal amount
                                           of registered 6.40% senior notes due
                                           2006.

                                       o   $1,000,000 aggregate principal amount
                                           of registered 7.70% senior notes due
                                           2010.

                                       o   $200,000 aggregate principal amount
                                           of registered 7.875% senior
                                           debentures due 2030.

Further Issuance....................   The unregistered 2006 senior notes will
                                       be, upon their exchange for exchange 2006 senior notes registered under the
                                       Securities Act, a further issuance of our 6.40% senior notes due 2006, $396,925,000 of which were issued on March 19, 2001.
                                       The unregistered 2010 senior notes will
                                       be, upon their exchange for exchange 2010 senior notes registered under the
                                       Securities Act, a further issuance of our 7.70% senior notes due 2010,
                                       $1,150,000,000 of which were issued on
                                       August 1, 2000 and $499,000,000 of which
                                       were issued on March 19, 2001. The
                                       unregistered senior debentures will be,
                                       upon their exchange for exchange senior
                                       debentures registered under the
                                       Securities Act, a further issuance of our 7.875% senior debentures due 2030,
                                       $500,000,000 of which were issued on
                                       August 1, 2000 and $749,800,000 of which
                                       were issued on March 19, 2001.

Maturity Dates......................   o   January 30, 2006 for the exchange
                                           2006 senior notes.

                                       o   July 30, 2010 for the exchange 2010
                                           senior notes.

                                       o   July 30, 2030 for the exchange senior
                                           debentures.

Interest Payment Dates.............    January 30 and July 30 of each year,
                                       beginning on the interest payment date
                                       immediately following the last interest
                                       payment date for which interest was paid on unregistered senior securities which were exchanged pursuant to the exchange offer, except that there was no January
                                       30, 2001 interest payment date for the
                                       2006 senior notes.

Optional Redemption................    The exchange 2010 senior notes and the
                                       exchange senior debentures are redeemable at our option, in whole or in part, at any time. The redemption price is the principal amount of the exchange senior securities redeemed, plus accrued and unpaid interest, plus a make-whole premium based on a discount rate of 25 basis points, in the case of the exchange
                                       2010 senior
                                       notes, and 35 basis points, in the case
                                       of the exchange senior debentures, over
                                       an appropriate treasury rate.

Covenants..........................    The indenture governing the exchange
                                       senior securities contains covenants
                                       that, among other things, limit our
                                       ability to:

                                       o   create certain liens;

                                       o   enter into certain sale and leaseback
                                           transactions; and

                                       o   consolidate, merge or sell all or
                                           substantially all of our assets,
                                           unless certain conditions are met.

Events of Default...................   The indenture provides for events of
                                       default, subject to applicable cure
                                       periods, including:

                                       o   we do not pay interest on a senior
                                           security within 30 days of its due
                                           date;

                                       o   we do not pay the principal of or any
                                           premium on a senior security on its
                                           due date;

                                       o   we remain in breach of a covenant or
                                           warranty in respect of the indenture
                                           for 60 days after we receive a
                                           written notice of default. The notice
                                           must be sent by either the trustee or
                                           holders of at least 25% in principal
                                           amount of a series of outstanding
                                           senior securities;

                                       o   we are in default under agreements
                                           under which we have indebtedness
                                           outstanding in excess of $250 million
                                           in the aggregate and which
                                           indebtedness is due either at
                                           maturity or has been declared due
                                           prior to maturity and remains unpaid;

                                       o   we fail to pay a money judgment in
                                           excess of $250 million for a period
                                           of 60 days after it becomes final and
                                           not subject to further appeal; or

                                       o   we or Viacom International file for
                                           bankruptcy, or other specified events
                                           of bankruptcy, insolvency or
                                           reorganization occur.

Trustee.............................   Citibank, N.A.

Listing  ...........................   Application has been made to list the
                                       exchange senior securities on the
                                       Luxembourg Stock Exchange.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2001:

         o  on a historical basis, as reported by Viacom and

         o on a pro forma basis to reflect the issuance and sale of unregistered 6.40% senior notes due 2006 and unregistered 6.625% senior notes due 2011 on May 17, 2001, the issuance and sale of registered 7.25% senior notes due 2051 on June 27, 2001, and the application of the net proceeds from the sale of these senior notes to the repayment of outstanding commercial paper indebtedness.

         We will not receive any proceeds from this exchange offer.

                                                                  At March 31, 2001(1)
                                                                       (Unaudited)
                                                                 -----------------------

                                                                 Historical    Pro Forma
                                                                 ----------    ---------
                                                             (in millions, except per share
                                                                        amounts)
Long-term Debt:
Continuing operations:
     Notes payable to banks (including commercial paper) .......   $  4,532    $  2,815
     Senior notes and debentures (6.75% - 10.50%, due 2002-2030)      6,953       6,953
     Senior subordinated notes (8.875%-10.25%, due 2001-2007) ..        564         564
     Subordinated exchange debentures (11.375%, due 2009) ......         39          39
     Other .....................................................         42          42
     Obligations under capital leases ..........................        508         508
     6.40% senior notes due 2006 ...............................        399         805
     6.625% senior notes due 2011 ..............................       --           993
     7.25% senior notes due 2051 ...............................       --           335
           Total debt ..........................................     13,037      13,054

Stockholders' Equity:
Class A common stock, par value $.01 per share; 500 shares
     authorized; 139 shares issued(1)...........................          1           1
Class B common stock, par value $.01 per share; 3,000 shares
     authorized; 1,689 shares issued(1) ........................         17          17
Additional paid-in capital .....................................     64,726      64,726
Retained earnings ..............................................      1,425       1,425
Accumulated other comprehensive loss ...........................       (201)       (201)
Less: Treasury stock ...........................................     (2,510)     (2,510)
           Total stockholders' equity ..........................     63,458      63,458

           Total capitalization ................................   $ 76,495    $ 76,512

---------------
(1) Except as set forth above and except as otherwise disclosed in any documents incorporated herein by reference, there has been no material change in the total capitalization of Viacom since March 31, 2001.

                        SUMMARY HISTORICAL FINANCIAL DATA

         The summary consolidated financial data presented below have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included in our annual report on Form 10-K for the year ended December 31, 2000 and the unaudited interim consolidated financial statements and the accompanying notes included in our quarterly report on Form 10-Q for the quarter ended March 31, 2001, both of which are incorporated by reference into this prospectus.

                                           Three Months
                                         Ended March 31,
                                           (Unaudited)                            Year Ended December 31,
                                        -----------------       ----------------------------------------------------
                                        2001(a)      2000       2000(a)      1999       1998        1997        1996
                                        -------      ----       -------      ----       ----        ----        ----
                                                           (in millions, except per share amounts)
Statement of Operations Data:
Revenues ...........................   $  5,752    $  3,026    $ 20,044    $ 12,859   $ 12,096    $ 10,685   $  9,684
Depreciation .......................        214         135         800         497        442         447        331
Amortization of intangibles ........        531          95       1,424         348        336         325        323
Operating income ...................        404         240       1,321       1,247        752         685      1,197
Earnings (loss) from continuing
     operations ....................         (7)         68        (364)        372        (44)        374        152
Net earnings (loss) ................         (7)       (384)       (816)        334       (122)        794      1,248
Net earnings (loss) attributable to
     common stock ..................         (7)       (384)       (816)        322       (150)        734      1,188
Earnings (loss) per common share:
Basic:
     Earnings (loss) from continuing
     operations ....................   $     __    $   0.10    $  (0.30)   $   0.52   $  (0.10)   $   0.44   $   0.13
     Net earnings (loss) ...........   $     __    $  (0.55)   $  (0.67)   $   0.46   $  (0.21)   $   1.04   $   1.63
Diluted:
     Earnings (loss) from continuing
     operations ....................   $     __    $   0.10    $  (0.30)   $   0.51   $  (0.10)   $   0.44   $   0.13
     Net earnings (loss) ...........   $     __    $  (0.54)   $  (0.67)   $   0.45   $  (0.21)   $   1.04   $   1.62
Weighted average shares outstanding:
     Basic .........................      1,628         695       1,225         695        709         706        728
     Diluted .......................      1,628         711       1,225         710        709         709        735
Other Data:
EBITDA(b) ..........................   $  1,149    $    470    $  3,544    $  2,092   $  1,530    $  1,457   $  1,851

                                                                             At December 31,
                                      At March 31, 2001 ----------------------------------------------
                                       (Unaudited)(a)   2000(a)     1999      1998      1997      1996
                                       --------------   -------     ----      ----      ----      ----
                                                                          (in millions)
Balance Sheet Data:
Cash and cash equivalents ..............   $   948      $   935   $   681   $   767   $   292   $   209
Intangibles, net .......................    71,867       62,004    11,479    11,557    14,700    14,894
Total assets ...........................    92,550       82,646    24,486    23,613    28,289    28,834
Long-term debt, net of current portion .    12,887       12,474     5,698     3,813     7,423     9,856
Stockholders' equity ...................    63,458       47,967    11,132    12,050    13,384    12,587

---------------
(a) Includes financial information for CBS Corporation from May 4, 2000, the date of its merger with and into Viacom. Accordingly, operating results and financial position are not necessarily comparable on a year-to-year basis.

(b) We define EBITDA as operating income before depreciation and amortization, principally of goodwill related to business combinations. We believe that EBITDA is an appropriate measure for evaluating our operating performance. However, EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, this measure may not be comparable to similarly titled measures employed by other companies.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following summary unaudited pro forma combined financial information is based upon the historical financial statements of Viacom, adjusted for the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions. The unaudited pro forma combined condensed statement of operations data for the three months ended March 31, 2001 and the year ended December 31, 2000 is presented as if the above transactions had occurred on January 1, 2000.

         The summary unaudited pro forma combined condensed financial data is for illustrative purposes only and does not necessarily indicate the operating results that would have been achieved had the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.


            Unaudited Pro Forma Combined Statement of Operations Data

                                                             Three Months
                                                                 Ended      Year Ended
                                                               March 31,    December 31,
                                                                 2001           2000
                                                             -------------  ------------
Statement of Operations Data:                               (in millions, except per share
                                                                       amounts)

Revenues ....................................................   $  5,768    $ 23,620
Operating income ............................................        378       1,908
Earnings from continuing operations before income taxes .....        121         971
Loss from continuing operations .............................        (30)       (189)
Basic and diluted loss from continuing operations per share..      (0.02)      (0.11)
Basic and diluted weighted average shares outstanding .......      1,770       1,774
Other Data:
EBITDA(a) ...................................................   $  1,154    $  5,047

---------------

(a) We define EBITDA as operating income before depreciation and amortization, principally of goodwill related to business combinations. We believe that EBITDA is an appropriate measure for evaluating our operating performance. However, EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles. As EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, this measure may not be comparable to similarly titled measures employed by other companies.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

         The ratio of earnings to fixed charges for Viacom are set forth below, on a pro forma basis, for the three months ended March 31, 2001 and the year ended December 31, 2000 to give effect to the Viacom/CBS merger, BET acquisition, Viacom/Infinity merger and certain other transactions, as if the transactions each occurred on January 1, 2000, and on a historical basis for the three months ended March 31, 2001 and for each year in the five-year period ended December 31, 2000.

         For purposes of computing the following ratios, earnings represents income from continuing operations before fixed charges and taxes. Fixed charges represent interest expense, amortization of capitalized interest and such portion of rental expense, which represents an appropriate interest factor.


                                 Three Months Ended                     Year Ended December 31,
                                   March 31, 2001                         Viacom Historical
                                   --------------        2000      ---------------------------------
                               Historical  Pro Forma   Pro Forma   2000   1999    1998   1997   1996
                               ----------  ---------   ---------   ----   ----    ----   ----   ----

Ratio of Earnings to Fixed
Charges...............             1.5x      1.4x        1.2x      1.5x   2.2x    1.1x   2.0x   1.4x

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange senior securities contemplated by this prospectus, we will receive unregistered senior securities from you in like principal amount. The unregistered senior securities surrendered in exchange for the exchange senior securities will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange senior securities will not result in any change in our indebtedness.

                               THE EXCHANGE OFFER


Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange senior securities for each $1,000 principal amount of unregistered senior securities. You may tender some or all of your unregistered senior securities only in integral multiples of $1,000. As of the date of this prospectus, $3,075,000 aggregate principal amount of the unregistered 2006 senior notes, $1,000,000 aggregate principal amount of the unregistered 2010 senior notes and $200,000 aggregate principal amount of the unregistered senior debentures are outstanding.

         The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except that the exchange senior securities have been registered under the Securities Act and, therefore, the certificates for the exchange senior securities will not bear legends restricting their transfer. The exchange senior securities will be issued under and be entitled to the benefits of the Indenture, dated as of May 15, 1995, among us, our wholly owned subsidiary, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee. The Indenture was supplemented by the First Supplemental Indenture, dated as of May 24, 1995, was supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, was supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, was supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, was supplemented, in connection with the issuance of the unregistered senior securities, by the Fifth Supplemental Indenture, dated as of January 17, 2001, was supplemented by the Sixth Supplemental Indenture, dated as of May 17, 2001 and was supplemented by the Seventh Supplemental Indenture, dated as of May 31, 2001. We refer to the Indenture, as so supplemented and amended, as the "Indenture."

         In connection with the issuance of the unregistered senior securities, we arranged for the unregistered senior securities to be issued and transferable in book-entry form through the facilities of Euroclear, Clearstream Luxembourg and DTC, acting as a depositary. The exchange senior securities will also be issuable and transferable in book-entry form through Euroclear, Clearstream Luxembourg and DTC.

         There will be no fixed record date for determining the eligible holders of the unregistered senior securities that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered senior securities when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered senior securities for the purpose of receiving exchange senior securities from us and delivering them to such holders.

         If any tendered unregistered senior securities are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered senior securities will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

         Holders of unregistered senior securities who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered senior securities for exchange senior securities pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

         Any unregistered senior securities which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. We do not have any obligation to register the unregistered senior securities under the Securities Act. In that case, holders wishing to transfer unregistered senior securities would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

         You must tender your unregistered senior securities in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered senior securities, and may amend or terminate the exchange offer if:

     o the exchange offer, or the making of any exchange by a senior security holder, violates applicable law or any applicable interpretation of the staff of the SEC;

     o any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment or the judgment of Viacom International, would impair our ability to proceed with the exchange offer; and

     o any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in our good faith determination or the good faith determination of Viacom International, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

         The exchange offer will expire 5:00 p.m., New York City time, on August 28, 2001, unless, in our sole discretion, we extend it. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered senior securities of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

         To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

     o   delay accepting any unregistered senior security;

     o   waive any condition of the exchange offer; and

     o   amend the terms of the exchange offer in any manner.

         We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered senior securities as promptly as practicable. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of unregistered senior securities of such amendment in a reasonable manner.

         If we or Viacom International determine in our sole discretion that any of the events or conditions described in "-- Conditions of the Exchange Offer" has occurred, we may terminate the exchange offer. If we decide to terminate the exchange offer, we may:

     o refuse to accept any unregistered senior securities and return any unregistered senior securities that have been tendered to the holders;

     o extend the exchange offer and retain all unregistered senior securities tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered senior securities to withdraw their tendered unregistered senior securities; or

     o waive the termination event with respect to the exchange offer and accept all properly tendered unregistered senior securities that have not been withdrawn.

         If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered senior securities, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered senior securities, if the exchange offer would otherwise expire during that period.

         Any determination by us concerning the events described above will be final and binding upon parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Senior Securities

         The exchange senior securities will accrue interest from the date interest was last paid on the unregistered senior securities. If no interest was paid on your unregistered senior securities, your exchange senior securities will accrue interest from and including January 17, 2001. Interest will be paid on the exchange senior securities semi-annually on January 30 and July 30 of each year, except that there was no January 30, 2001 interest payment date for the 2006 senior notes. Holders of unregistered senior securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior securities until the date of the issuance of the exchange senior securities. Consequently, holders of exchange senior securities will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Senior Securities

         Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange senior securities issued pursuant to the exchange offer in exchange for the unregistered senior securities may be offered for resale, resold and otherwise transferred by their holders, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

     o any exchange senior securities to be received by you will be acquired in the ordinary course of your business;

     o you are not engaged in, do not intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the unregistered senior securities or exchange senior securities;

     o   you are not an "affiliate" (as defined in Rule 405 under the Securities
         Act) of Viacom or Viacom International or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     o if you are a broker-dealer, you have not entered into any arrangement or understanding with Viacom or Viacom International or any "affiliate" of Viacom or Viacom International (within the meaning of Rule 405 under the Securities Act) to distribute the exchange senior securities;

     o if you are a broker-dealer, you will receive exchange senior securities for your own account in exchange for unregistered senior securities that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange senior securities; and

     o you are not acting on behalf of any person or entity that could not truthfully make these representations.

         If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal.

         If you are a broker-dealer that receives exchange senior securities in exchange for unregistered senior securities held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange senior securities received in exchange for unregistered senior securities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Exchange Senior Securities

         Upon consummation of the exchange offer, the exchange senior securities will have different CUSIP, Common Code and ISIN numbers from the unregistered senior securities. Upon consummation of the exchange offer, the exchange 2006 senior securities will have the same CUSIP, Common Code and ISIN numbers given to our registered 6.40% senior notes due 2006 which were issued on March 19, 2001. Upon consummation of the exchange offer, the exchange 2010 senior securities and the exchange debentures will have the same CUSIP, Common Code and ISIN numbers given to our registered 7.70% senior notes due 2010 and our registered 7.875% senior debentures due 2030, respectively, which were issued on August 1, 2000 and March 19, 2001.

         Senior securities that were issued under Regulation S that are not tendered for exchange will continue to clear through Euroclear and Clearstream Luxembourg under their original Common Codes and their ISIN numbers will remain the same. Regulation S senior securities (unless acquired by a manager as part of their original distribution) may now be sold in the United States or to U.S. persons and, upon any such transfer, a beneficial interest in the Regulation S global senior securities will be able to be exchanged for an interest in the exchange global senior security in accordance with procedures established by Euroclear or Clearstream Luxembourg and DTC.

         Beneficial interests in the restricted Regulation S global senior securities may be transferred to a person who takes delivery in the form of an interest in the Regulation S global senior securities upon receipt by the trustee of a written certification from the transferor, in the form provided in the Indenture, to the effect that the transfer is being made in accordance with Rule 903 or 904 of Regulation S.

         We cannot predict the extent to which beneficial owners of an interest in the Regulation S global senior securities will participate in the exchange offer. Beneficial owners should consult their own financial advisors as to the benefits to be obtained from exchange.

Procedures for Tendering

         The term "holder" with respect to the exchange offer means any person in whose name unregistered senior securities are registered on our agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered senior securities are held of record by DTC, Euroclear or Clearstream Luxembourg who desires to deliver such unregistered senior securities by book-entry transfer at DTC, Euroclear or Clearstream Luxembourg as the case may be.

         Except in limited circumstances, only a Euroclear participant, Clearstream Luxembourg participant or a DTC participant listed on a DTC securities position listing with respect to the unregistered senior securities may tender its unregistered senior securities in the exchange offer. To tender unregistered senior securities in the exchange offer:

         o holders of unregistered senior securities that are DTC participants may follow the procedures for book-entry transfer as provided for below under "--Book-Entry Transfer" and in the letter of transmittal.

         o Euroclear participants and Clearstream Luxembourg participants on behalf of the beneficial owners of unregistered senior securities are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream Luxembourg, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream Luxembourg, as the case may be, in lieu of a letter of transmittal. See the term "agent's message" under "--Book-Entry Transfer."

         In addition, either:

         o the exchange agent must receive any corresponding certificate or certificates representing unregistered senior securities along with the letter of transmittal; or

         o the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered senior securities into the exchange agent's account at DTC, Euroclear or Clearstream Luxembourg according to their respective standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

         o the holder must comply with the guaranteed delivery procedures described below.

         The tender by a holder of unregistered senior securities will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered senior securities held by a holder of unregistered senior securities are tendered, a tendering holder should fill in the amount of unregistered senior securities being tendered in the specified box on the letter of transmittal. The entire amount of unregistered senior securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of unregistered senior securities, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "--Book Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered senior securities should be sent to Viacom but must instead be delivered to the exchange agent. Delivery of documents to DTC, Euroclear or Clearstream Luxembourg in accordance with their respective procedures will not constitute delivery to the exchange agent.

         If you are a beneficial owner of unregistered senior securities that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered senior securities, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered senior securities, either:

         o make appropriate arrangements to register ownership of the unregistered senior securities in your name; or

         o  obtain a properly completed bond power from the registered holder.

         The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

         Signatures on a letter of transmittal or a notice of withdrawal as described in "--Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered senior securities tendered pursuant thereto are tendered:

         o by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         o  for the account of an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of any unregistered senior securities listed therein, the unregistered senior securities must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered senior securities on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered senior securities. If the letter of transmittal or any unregistered senior securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered senior securities. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered senior securities not validly tendered or any unregistered senior securities our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered senior securities. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered senior securities must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered senior securities nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered senior securities will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered senior securities received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered senior securities unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

         In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered senior securities that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered senior securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

         We understand that the exchange agent will make a request promptly after the date of this document to establish accounts with respect to the unregistered senior securities at DTC, Euroclear or Clearstream Luxembourg for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered senior securities by causing DTC to transfer such unregistered senior securities into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream Luxembourg may make book-entry delivery of Regulation S unregistered senior securities by causing Euroclear or Clearstream Luxembourg to transfer such senior securities into the exchange agent's account in accordance with established Euroclear or Clearstream Luxembourg procedures for transfer. The exchange for tendered unregistered senior securities will only be made after a timely confirmation of a book-entry transfer of the unregistered senior securities into the exchange agent's account, and timely receipt by the exchange agent of an agent's message.

         The term "agent's message" means a message, transmitted by DTC, Euroclear or Clearstream Luxembourg, as the case may be, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream Luxembourg, as the case may be, has received an express acknowledgment from a participant tendering unregistered senior securities and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream Luxembourg participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

         Holders who wish to tender their unregistered senior securities and (i) whose unregistered senior securities are not immediately available, or (ii) who cannot deliver their unregistered senior securities, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC's, Euroclear's or Clearstream Luxembourg's respective standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered senior securities if:

         o  the tender is made through an eligible institution;

         o before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

            o setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered senior securities tendered and the principal amount of unregistered senior securities tendered;

            o stating that the tender offer is being made by guaranteed delivery; and

            o guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered senior securities tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

         o the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered senior securities in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) business days after expiration of the exchange offer.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered senior securities according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of unregistered senior securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on August 28, 2001, the expiration date of the exchange offer.

         For a withdrawal to be effective:

         o the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agent"; or

         o for DTC, Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream Luxembourg.

         Any notice of withdrawal must:

         o specify the name of the person who tendered the unregistered senior securities to be withdrawn;

         o identify the unregistered senior securities to be withdrawn, including the certificate number or numbers and principal amount of the unregistered senior securities to be withdrawn;

         o be signed by the person who tendered the unregistered senior securities in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

         o specify the name in which the unregistered senior securities are to be re-registered, if different from that of the withdrawing holder.

         If unregistered senior securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream Luxembourg to be credited with the withdrawn unregistered senior securities and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered senior securities so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange senior securities will be issued with respect thereto unless the unregistered senior securities so withdrawn are validly re-tendered. Any unregistered senior securities which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered senior securities may be re-tendered by following the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Consequences of Failure to Exchange

         If you do not tender your unregistered senior securities to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they:

         o  may be resold only if (i) registered pursuant to the Securities Act,
            (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

         o shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

         As a result of the restrictions on transfer and the availability of the exchange senior securities, the unregistered senior securities are likely to be much less liquid than before the exchange offer.

Exchange Agent

         Citibank, N.A. has been appointed as the principal exchange agent and Kredietbank S.A. Luxembourgeoise has been appointed as the Luxembourg exchange agent for the exchange of the unregistered senior securities. In its capacity as Luxembourg exchange agent, Kredietbank will act solely as an intermediary between Citibank, as the principal exchange agent and the holders of unregistered senior securities wishing to accept the exchange offer. Kredietbank will forward the tenders it receives to the principal exchange agent. Questions and requests for assistance relating to the exchange of the unregistered senior securities should be directed to the exchange agents addressed as follows:

             Citibank, N.A.                   Kredietbank S.A. Luxembourgeoise
       111 Wall Street, 15th Floor                  43, Boulevard Royal
        New York, New York 10005                     L-2955 Luxembourg
    Telephone number: (800) 422-2066         Telephone number: (352) 47 97 3933
    Facsimile number: (212) 825-3483        Facsimile number: (352) 47 97 73 951



Fees and Expenses

         We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered senior securities and in handling or forwarding tenders for exchange.

         We will pay all transfer taxes, if any, applicable to the exchange of unregistered senior securities pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes whether imposed on the registered holder or any other person, if:

         o certificates representing exchange senior securities or unregistered senior securities for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered senior securities tendered;

         o tendered unregistered senior securities are registered in the name of any person other than the person signing the letter of transmittal; or

         o a transfer tax is imposed for any reason other than the exchange of unregistered senior securities under the exchange offer.

         If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                        DESCRIPTION OF SENIOR SECURITIES

General

         We issued the unregistered senior securities and will issue the exchange senior securities under the Indenture, dated as of May 15, 1995, among us, our wholly owned subsidiary, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee. The Indenture was supplemented by the First Supplemental Indenture, dated as of May 24, 1995, was supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, was supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, was supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, was supplemented, in connection with the issuance of the unregistered senior securities, by the Fifth Supplemental Indenture, dated as of January 17, 2001, was supplemented by the Sixth Supplemental Indenture, dated as of May 17, 2001 and was supplemented by the Seventh Supplemental Indenture, dated as of May 31, 2001. We refer to the Indenture, as so supplemented and amended, as the "Indenture".

         The terms of the exchange senior securities to be issued are substantially similar to the unregistered senior securities, except that the exchange senior securities have been registered under the Securities Act and the certificates for the exchange senior securities will not bear legends restricting their transfer.

         The senior securities initially are limited to $1,650,000,000 principal amount, consisting of $400,000,000 principal amount of 2006 senior notes, $500,000,000 principal amount of 2010 senior notes and $750,000,000 principal amount of senior debentures. The unregistered 2006 senior notes will be, upon their exchange for exchange 2006 senior notes registered under the Securities Act, a further issuance of our 6.40% senior notes due 2006, $396,925,000 of which were issued on March 19, 2001. The unregistered 2010 senior notes will be, upon their exchange for exchange 2010 senior notes registered under the Securities Act, a further issuance of our 7.70% senior notes due 2010, $1,150,000,000 of which were issued on August 1, 2000 and $499,000,000 of which were issued on March 19, 2001. The unregistered senior debentures will be, upon their exchange for exchange senior debentures registered under the Securities Act, a further issuance of our 7.875% senior debentures due 2030, $500,000,000 of which were issued on August 1, 2000 and $749,800,000 of which were issued on March 19, 2001.

         Each exchange senior security will bear interest at the applicable annual rate noted on the cover page of this prospectus. Interest will be payable on the exchange senior securities on January 30 and July 30 of each year beginning January 30, 2001, except that there was no January 30, 2001 interest payment date for the 2006 senior notes. Holders of unregistered senior securities that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior securities until the date of the issuance of the exchange senior securities. Interest will be computed on the basis of a 360-day year of 30-day months. Consequently, holders of exchange senior securities will receive the same interest payments that they would have received had they not accepted the exchange offer. Interest on the exchange senior securities will accrue from and including the settlement date and will be paid to holders of record on the July 15 or January 15 immediately before the interest payment date.

         The 2006 senior notes will mature on January 30, 2006. The 2010 senior notes will mature on July 30, 2010. The senior debentures will mature on July 30, 2030. On the maturity dates of the senior securities, the holders will be entitled to receive 100% of the principal amount of the applicable exchange senior securities. We may redeem the 2010 senior notes and the senior debentures at any time at their principal amount, plus the applicable premium and accrued interest. The senior securities do not provide for any sinking fund.

         The senior securities are issued in denominations of not less than $1,000 and integral multiples thereof.

         Viacom's rights and the rights of its creditors, including holders of senior securities, to participate in any distribution of assets of any Viacom subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Viacom's claims as a creditor of the subsidiary may be recognized.

Guarantees

         Viacom International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and any interest on the senior securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the senior securities are endorsed on the senior securities.

         Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by Viacom International. The Indenture provides that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Viacom International under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of senior securities may be entitled to collect under the guarantees. Holders, by their acceptance of the senior securities, will have agreed to such limitations.

         To the extent that a court were to find that (x) a guarantee was incurred by Viacom International with the intent to hinder, delay or defraud any present or future creditor or (y) Viacom International did not receive fair consideration or reasonably equivalent value for issuing its guarantee and Viacom International (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Viacom International constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of Viacom International's other creditors. To the extent any guarantee issued by Viacom International were voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the senior securities guaranteed by Viacom International could cease to have any claim against Viacom International and would be creditors solely of Viacom.

         We and Viacom International believe that the issuances of the guarantees by Viacom International are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior securities and, if applicable, the related guarantees, neither our counsel, counsel for Viacom International nor counsel for the initial purchasers of the unregistered senior securities will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

         The senior securities are senior unsecured obligations of Viacom and rank equally in right of payment with all of Viacom's other unsecured and unsubordinated indebtedness. The guarantees on the senior securities are senior unsecured obligations of Viacom International and rank equally in right of payment with all of Viacom International's other unsecured and unsubordinated indebtedness.

         The senior securities and the guarantees are effectively subordinated to any secured indebtedness of Viacom or Viacom International, as the case may be, to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that Viacom, Viacom International or their respective subsidiaries can incur.

         In addition, both Viacom International and Viacom conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of Viacom and Viacom International are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as our subsidiaries' financial condition and operating requirements, may limit the ability of Viacom or Viacom International to obtain cash required to pay Viacom's debt service obligations, including payments on the senior securities, or Viacom International's payment obligations under the guarantees. The senior securities will be structurally subordinated to all obligations of Viacom's subsidiaries (other than Viacom International) including claims with respect to trade payables. The guarantees will be structurally subordinated to all obligations of Viacom International's subsidiaries, including claims with respect to trade payables. This means that holders of the senior securities of Viacom will have a junior position to the claims of creditors of Viacom's subsidiaries (other than Viacom International) on the assets and earnings of such subsidiaries. Holders of guarantees of Viacom International will have a junior position to the claims of creditors of Viacom International's subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against Viacom or any subsidiary of Viacom that is not a subsidiary of Viacom International.

         As of March 31, 2001, our subsidiaries, other than Viacom International, had approximately $2.3 billion of indebtedness outstanding. This indebtedness was primarily incurred by Infinity and its subsidiaries and Blockbuster. We own several operating subsidiaries, including Viacom International, the guarantor of the senior securities, Infinity and Blockbuster. Viacom International is a wholly owned subsidiary of Viacom, with approximately $766 million of indebtedness outstanding as of March 31, 2001. Viacom International's subsidiaries had approximately $1.4 billion of indebtedness outstanding as of March 31, 2001.

Optional Redemption

         Prior to maturity, we may redeem the 2010 senior notes and the senior debentures at any time, at our option, in whole or in part, on not less than 30 nor more than 60 days' prior notice, prior to their maturity at a redemption price equal to the sum of their principal amount, the Make-Whole Amount described below and any accrued and unpaid interest to the date of redemption. Holders of record on a record date that is on or prior to a redemption date will be entitled to receive interest due on the interest payment date.

         The term "Make-Whole Amount" means, the excess, if any, of (i) the aggregate present value as of the date of the redemption of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable if redemption had not been made, determined by discounting, on a semiannual basis, the remaining principal and interest at the Reinvestment Rate described below (determined on the third business day preceding the date notice of redemption is given) from the dates on which the principal and interest would have been payable if the redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the exchange 2010 senior notes or the exchange senior debentures being redeemed.

         The term "Reinvestment Rate" means 0.25% for the exchange 2010 senior notes and 0.35% for the exchange senior debentures, in each case plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Federal Reserve Statistical Release H.15 under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to the maturity, yields for the two published maturities most closely corresponding to the maturity would be so calculated and the Reinvestment Rate would be interpolated or extrapolated on a straight-line basis, rounding to the nearest month. The most recent Federal Reserve Statistical Release H.15 published prior to the date of determination of the Make-Whole Amount will be used for purposes of calculating the Reinvestment Rate.

         The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to make the appointment at least 45 business days prior to the date of redemption, or if the institution is unwilling or unable to make the calculation, the calculation will be made by an independent investment banking institution of national standing appointed by the Trustee. If the Reinvestment Rate is not available as described above, the Reinvestment Rate will be calculated by interpolation or extrapolation of comparable rates selected by the independent investment banking institution.

         In the case of any partial redemption, selection of the 2010 senior notes or the senior debentures for redemption will be made by the Trustee in compliance with the requirements of the principal U.S. national securities exchange, if any, on which the 2010 senior notes or the exchange senior debentures are listed or, if they are not listed on a U.S. national securities exchange, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Luxembourg Stock Exchange has no such requirements.

Further Issues

         We may from time to time without notice to, or the consent of, the holders of a series of senior securities, create and issue further senior securities of the same series, equal in rank to the senior securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or except for the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the relevant series of senior securities and have the same terms as to status, redemption or otherwise as the relevant series of senior securities. In the event that we issue additional senior securities of the same series, we will prepare a new offering memorandum or prospectus and make a new application to list such securities on the Luxembourg Stock Exchange.

Payment of Additional Amounts

         We will, subject to the exceptions and limitations set forth below, pay as additional interest on the senior securities such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the senior securities to a holder who is a non-United States person (as defined under this heading below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the series of senior securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

              (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

                   (a) being or having been present or engaged in a trade or
              business in the United States or having had a permanent establishment in the United States;

                   (b) having a current or former relationship with the United
              States, including a relationship as a citizen or resident thereof;

                   (c) being or having been a foreign or domestic personal
              holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

                   (d) being or having been a "10-percent shareholder" of ours as defined in Section 871(h)(3) of the Code (as defined in "United States Tax Considerations") or any successor provision; or

                   (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

              (2) to any holder that is not the sole beneficial owner of a senior security, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

              (3) to any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, or otherwise with respect to the status, of the holder or beneficial owner of such senior security (or any beneficiary, settlor, beneficial owner or member thereof), if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party, or by any official interpretation or ruling promulgated pursuant to any of the foregoing, as a precondition to exemption from such tax, assessment or other governmental charge;

              (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

              (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

              (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

              (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any senior security, if such payment can be made without such withholding by any other paying agent; or

              (8) in the case of any combination of items (1), (2), (3), (4),
         (5), (6) and (7).

         The senior securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "-- Payment of Additional Amounts" and under the heading "-- Redemption for Tax Reasons," we shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

         We will also not pay additional amounts on the senior securities

         o where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, that Directive; or

         o presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant global note to another paying agent in a member state of the European Union.

         The European Union is currently considering a proposal for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to these payments and subject to the proposals not being required to be applied to the global notes.

         As used under this heading, "--Payment of Additional Amounts," and under the headings, "--Redemption for Tax Reasons" and "United States Tax Considerations," the terms "United States" and "U.S." mean the United States of America (including the States thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and the term "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable United States Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons. A "non-United States person" means a person who is not a United States person.

Redemption for Tax Reasons

         If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "Payment of Additional Amounts" with respect to a series of senior securities, we may, at our option, redeem, as a whole, but not in part, the relevant series of senior securities on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount together with interest accrued but unpaid thereon to the date fixed for redemption.

Merger, Consolidation or Sale of Assets

         Under the terms of the Indenture, we and Viacom International generally would be permitted to consolidate or merge with another corporation. We and Viacom International would also be permitted to sell all or substantially all of our assets to another person. However, neither we nor Viacom International may take any of these actions unless all the following conditions are met:

              (1) the merger, consolidation or sale of assets must not cause an Event of Default. See "-- Defaults and Remedies" below. An Event of Default for this purpose would also include any event that would be an Event of Default if the notice or time requirements were disregarded;

              (2) the person we would merge or consolidate with or sell all or substantially all of our assets to must be organized under the laws of the United States or any state thereof;

              (3) the person we would merge or consolidate with or sell all or substantially all of our assets to must agree to be legally responsible for the outstanding securities issued under the Indenture; and

              (4) we or Viacom International must deliver specified certificates and documents to the trustee.

         We and Viacom International may merge or consolidate with, or sell all or substantially all of our assets to each other or any of our Subsidiaries. When we make reference in this section to the sale of "all or substantially all of our assets," we mean property and assets generating revenues representing, in the aggregate, at least 80% of our total consolidated revenues.

Limitations on Liens

         We covenant in the Indenture that we will not create, assume or permit any Lien on any of our properties or assets, unless we secure the senior securities at least equally and ratably to the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale leaseback arrangement. See "-- Limitations on Sale and Leaseback Transactions" below. The restrictions do not apply to Capitalized Leases or Indebtedness that is secured by:

              (1) Liens existing, in the case of the 2006 senior notes, on January 17, 2001, and in the case of the 2010 senior notes and the senior debentures, on August 1, 2000;

              (2) Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition, merger or consolidation);

              (3) Liens in favor of us or our Subsidiaries; and

              (4) Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

         The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

         We covenant in the Indenture that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist, in the case of the 2006 senior notes, on January 17, 2001, and in the case of the 2010 senior notes and the senior debentures, on August 1, 2000; or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by us or the Restricted Subsidiary to the Person unless:

              (1) the sale and leaseback arrangement involves a lease for a term of not more than three years;

              (2) the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

              (3) we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under "Limitations on Liens" without having to secure equally and ratably the senior securities;

              (4) the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by our Board of Directors in good faith) of the property and we apply within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the senior securities and that is not debt to us or a Subsidiary, or (ii) the purchase or development of other comparable property; or

              (5) the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

         The term "Attributable Debt," with regard to a sale and leaseback arrangement of a Principal Property, is defined in the Indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our Board of Directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

         The term "Principal Property" is defined in the Indenture to include any parcel of our or our Restricted Subsidiaries' real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term "Principal Property" does not include any telecommunications equipment or parcels of real property and related fixtures or improvements which are determined in good faith by our Board of Directors, not to be of material importance to our and our Subsidiaries' total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

Defaults and Remedies

         You have specified rights if an Event of Default occurs in respect of the senior securities of your series, as described below.

         The term "Event of Default" in respect of the senior securities of your series means any of the following:

              (1) we do not pay interest on a senior security of such series within 30 days of its due date;

              (2) we do not pay the principal of or any premium on a senior security of such series on its due date;

              (3) we remain in breach of a covenant or warranty in respect of the Indenture for 60 days after we receive a written notice of default. The notice must be sent by either the trustee or holders of at least 25% in principal amount of a series of outstanding senior securities;

              (4) we are in default under agreements under which we have Indebtedness outstanding in excess of $250 million in the aggregate and which Indebtedness is due either at maturity or has been declared due prior to maturity and remains unpaid;

              (5) we fail to pay a money judgment in excess of $250 million for a period of 60 days after it becomes final and not subject to further appeal; or

              (6) we or Viacom International file for bankruptcy, or other specified events of bankruptcy, insolvency or reorganization occur.

         If an Event of Default has occurred, the trustee or the holders of at least 25% in principal amount of the senior securities of the affected series may declare the entire principal amount and premium, if any, and all the accrued interest on, the senior securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the trustee or any holder of senior securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization.

         Holders of a majority in principal amount of the senior securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of senior securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of senior securities.

         Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the trustee reasonable protection from expenses and liability satisfactory to the trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of senior securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in specified circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

         Before holders are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the senior securities, the following must occur:

         o holders must give the trustee written notice that an Event of Default has occurred and remains uncured;

         o holders of at least 25% in principal amount of the outstanding senior securities of a series must make a written request that the trustee take action because of the default and must offer the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

         o the trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

         o holders of a majority in principal amount of the senior securities of a series must not have given the trustee a direction inconsistent with the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior securities on or after the due date.

         We are required to furnish to the trustee an annual statement as to our performance of our obligations under the Indenture and as to any default in such performance. We are also required to notify the trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default.

Book Entry, Delivery and Form

         Each series of senior securities will be issued in one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of Cede & Co., the Depository's nominee. We will not issue senior securities in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository (the "Depository Participants"). Investors may elect to hold interests in the global securities through either the Depository (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants of those systems, or, indirectly, through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depository. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and The Chase Manhattan Bank acts as U.S. depositary for Euroclear (the "U.S. Depositaries"). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

         Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant either directly or indirectly.

         Distributions with respect to each series of senior securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

         Euroclear has advised us that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECS plc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the "Euroclear operator".

         The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

         The Euroclear operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

         The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

         Distributions with respect to each series of senior securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

         Secondary market trading between Depository Participants will occur in the ordinary way in accordance with the Depository's rules and will be settled in immediately available funds using the Depository's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg Participants and Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within the Depository in accordance with the Depository's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

         The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving senior securities in the Depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

         Because of time-zone differences, credits of senior securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the Depository settlement date. Such credits, or any transactions in the senior securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of senior securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Depository Participant will be received with value on the business day of settlement in the Depository but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depository.

         Although the Depository, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depository, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Payment and Paying Agents

         Principal of, premium, if any, and interest on the senior securities will be payable, subject to any applicable laws and regulations, at the office of our paying agent or paying agents that we may designate from time to time, except that at our option, payment of interest may be made by check mailed to the address of the person entitled thereto at the address in the security register. We will pay interest on the senior securities on any interest payment date to the person in whose name the senior security (or predecessor senior security) is registered at the close of business on the regular record date for such interest.

         The corporate trust office of the trustee will be designated as our paying agent for payments with respect to the senior securities of each series. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the series.

         Any money paid by us or Viacom International, as guarantor, to a paying agent for the payment of the principal of, premium, if any, or interest on any senior security of any series that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us or Viacom International, as guarantor, as the case may be, and the holder of such senior security may thereafter look only to us and Viacom International for that payment.

Meetings, Modification and Waiver

         Modifications and amendments of the Indenture may be made by us, Viacom International, as guarantor, and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding senior security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any senior security or the terms of any sinking fund or analogous payment with respect to any senior security, (b) reduce the principal amount of, or premium or interest on, any senior security, (c) change our obligation to pay additional amounts, (d) reduce the amount of principal of an original issue discount senior security payable upon acceleration of the maturity thereof or provable in bankruptcy, (e) change the place of payment where, or the coin or currency in which, any senior security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any senior security, (g) reduce the percentage in principal amount of outstanding senior securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change our obligation to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) reduce the obligations of Viacom International, if any, in respect of the due and punctual payment of any principal of, premium or interest on any senior security or any additional amounts in respect thereof.

         The holders of at least a majority in aggregate principal amount of the outstanding senior securities of a series may, on behalf of the holders of all the senior securities of that series, waive, insofar as that series is concerned, our compliance with specified provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding senior securities of a series may, on behalf of all holders of senior securities of that series, waive any past default under the Indenture with respect to senior securities of that series, except a default (a) in the payment of principal of or any premium or interest on any senior security of such series or (b) in respect of any other provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding senior security of such series affected thereby.

         The Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding senior securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior securities for quorum purposes, the principal amount of an original issue discount senior security that shall be deemed to be outstanding shall be the amount that would be due and payable as of the date of such determination upon acceleration of the maturity thereof.

         The Indenture contains provisions for convening meetings of the holders of senior securities of any or all series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 33 1/3% in aggregate principal amount of the outstanding senior securities of such series, in any such case upon notice given in accordance with "Notices" below. Except for any consent that must be given by the holder of each outstanding senior security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior securities of that series; provided, however, that, except for any consent that must be given by the holder of each outstanding senior security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding senior securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the outstanding senior securities of that series.

         Any resolution passed or decision taken at any meeting of holders of senior securities of any series duly held in accordance with the Indenture will be binding on all holders of senior securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be persons holding or representing a majority in principal amount of the outstanding senior securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the outstanding senior securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding senior securities of such series will constitute a quorum.

Defeasance and Covenant Defeasance

         We may elect either (i) to defease and be discharged (and, if applicable, to have Viacom International defeased and discharged) from any and all obligations with respect to the senior securities (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any and interest on the senior securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the senior securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

         We may exercise our defeasance option with respect to the senior securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the senior securities of such series may not be accelerated because of an event of default and the guarantees relating to such senior securities will cease to exist. If we exercise our covenant defeasance option, payment of the senior securities of such series may not be accelerated by reference to any covenant from which we are released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the senior securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Notices

         Notices to holders of senior securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

         We, Viacom International, as guarantor, the trustee and any agent of us, Viacom International, as guarantor, or the trustee may treat the registered owner of any registered senior security as the absolute owner thereof (whether or not the senior security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Senior Securities

         We will replace any mutilated senior security at the expense of the holders upon surrender to the trustee. We will replace senior securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen senior security, an indemnity or security satisfactory to us and the trustee may be required at the expense of the holder of the senior security before a replacement senior security will be issued.

Governing Law

         The Indenture, the senior securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

         We and Viacom International maintain deposit accounts and banking and borrowing relations with Citibank, N.A., the trustee under the Indenture, and such trustee is currently a lender to us and Viacom International and certain of our other subsidiaries. We may remove the trustee at any time with respect to the senior securities of any series, provided that we immediately appoint a successor trustee meeting the requirements for trustees specified in the Indenture and provided further that no default with respect to such senior securities has occurred and is continuing.

Certain Definitions

         The following definitions are applicable to the Indenture:

         "Capitalized Lease" means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

         "Indebtedness" of any person means, without duplication (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that "Indebtedness" of such person shall not include any obligation of such person (a) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to Viacom, the term "Indebtedness" also includes any obligation of Viacom International specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by Viacom.

         "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.

         "Restricted Subsidiary" means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

         "Subsidiary" of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

                        UNITED STATES TAX CONSIDERATIONS

         This description is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. These statements address only the tax consequences to holders holding senior securities as capital assets within the meaning of Section 1221 of the Code. They do not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, United States Holders (as defined below) whose functional currency (as defined in Code Section 985) is not the U.S. dollar, persons holding senior securities in connection with a hedging transaction, "straddle", conversion transaction or other integrated transaction, traders in securities that elect to mark to market, holders liable for alternative minimum tax or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of the senior securities should consult their tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

         As used in this section, a "United States Holder" means a beneficial owner of senior securities that is for United States federal income tax purposes a holder that is a United States person (as defined in "Description of Senior Securities--Payment of Additional Amounts").

         As used in this section, the term "United States Alien Holder" means a beneficial owner of senior securities that is, for United States federal income tax purposes:

         o  a nonresident alien individual;

         o  a foreign corporation;

         o  a nonresident alien fiduciary of a foreign estate or trust; or

         o a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Exchange Offer

         The exchange of unregistered senior securities for exchange senior securities pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize taxable gain or loss as a result of such exchange and will have the same adjusted tax basis and holding period in the exchange senior securities as such holder had in the unregistered senior securities immediately before the exchange.

Tax Consequences to United States Holders

Payments of Interest

         Interest on senior securities will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

Sale, Exchange or Retirement

         Upon the sale, exchange or retirement of senior securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the senior securities and such holder's adjusted tax basis in the senior securities. A United States Holder's adjusted tax basis in senior securities will equal the cost of the senior securities to such holder, subject to possible reduction by amortized bond premium. The amount realized excludes any amounts attributable to unpaid interest accrued between interest payment dates and not previously included in income, which will be taxable as ordinary income. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the senior securities have been held for more than one year. Under current laws, the excess of the taxpayer's net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, the limitations on the deductibility of capital losses.

Amortizable Bond Premium

         In general, if a United States Holder purchases a senior security at a premium (that is, for an amount in excess of the amount payable upon the maturity thereof), such holder will be considered to have purchased such senior security with "amortizable bond premium" equal to the amount of such excess. Such holder may elect to amortize such bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant-yield method over the remaining term of the senior security. Such holder's tax basis in the senior security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on senior securities held by a United States Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the senior securities.

Market Discount

         If a United States Holder purchases a senior security for less than its principal amount, the difference will be treated as a "market discount" for U.S. federal income tax purposes subject to a de minimus exception.

         Under the market discount rules, a United States Holder will be required to treat any principal payment on a senior security, or any gain on its sale, exchange, retirement or other disposition, as ordinary income to the extent of the accrued market discount which was not previously included in gross income. If the senior security is disposed of in a non-taxable transaction (other than a nonrecognition transaction described in section 1276 of the Code), accrued market discount will be taxable to the United States Holder as ordinary income as if the United States Holder had sold the senior security at its fair market value. In addition, a United States Holder may be required to defer, until the maturity of a senior security or its earlier disposition (including a non-taxable transaction other than a transaction described in section 1276 of the Code), the deduction of all or a portion of the interest expense in respect of any indebtedness incurred or continued to purchase or carry the senior security. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the senior security, unless the United States Holder elects to accrue on a constant-yield basis.

         A United States Holder may elect to include market discount in income as it accrues --on either a ratable or constant-yield basis. If a United States Holder makes this election, the rules regarding the treatment of gain upon the disposition of the senior security and upon the receipt of principal payments as ordinary income and regarding the deferral of interest deductions will not apply. If a United States Holder elects to include market discount in income as it accrues, the election will apply to all market discount obligations acquired during or after the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service.

Tax Consequences to United States Alien Holders

         Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

         (a) payments of principal, interest and premium on the senior securities by Viacom or its paying agent to any United States Alien Holder will be exempt from the 30% United States federal withholding tax, provided that (i) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Viacom entitled to vote, (ii) such holder is not a controlled foreign corporation related, directly or indirectly, to Viacom through stock ownership, and (iii) the requirement to certify such holder's non-U.S. status, as set forth in section 871(h) or section 881(c) of the Code, has been fulfilled with respect to the beneficial owner, as discussed below;

         (b) a United States Alien Holder of senior securities will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of such senior securities, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or, generally, such individual has a "tax home" in the United States or (ii) such gain is effectively connected with such holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such holder); and

         (c) senior securities held by an individual who is not, for United States estate tax purposes, a resident or citizen of the United States at the time of his death will not be subject to United States federal estate tax, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Viacom entitled to vote and, at the time of such individual's death, payments with respect to such senior securities would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

         The certification requirement referred to in subparagraph (a) will be fulfilled if the beneficial owner of senior securities certifies on Internal Revenue Service Form W-8BEN or successor form under penalties of perjury, that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8BEN or successor form with the withholding agent or (ii) in the case of senior securities held on behalf of the beneficial owners by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN or successor form from the United States Alien Holder, furnishes the withholding agent with a copy thereof and otherwise complies with the applicable Internal Revenue Service requirements.

         Alternatively, these certification requirements will not apply if the beneficial owner of the senior securities holds those securities directly through a "qualified intermediary"(which is a non-U.S. office of a bank, securities dealer or similar intermediary that has signed an agreement with the Internal Revenue Service concerning withholding tax procedures), the qualified intermediary has sufficient information in its files to indicate that the holder is a United States Alien Holder and the intermediary complies with Internal Revenue Service requirements. Special rules may apply with respect to senior securities held by a foreign partnership. Prospective investors, including foreign partnerships and their partners and holders who hold their senior securities through a qualified intermediary, should consult their tax advisers regarding possible reporting requirements.

         If a United States Alien Holder of senior securities is engaged in a trade or business in the United States, and if interest on the senior securities (or gain realized on their sale, exchange or other disposition) is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, generally is attributable to a U.S. "permanent establishment" maintained by such holder), the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular United States income tax on such effectively connected income, generally in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form W-8ECI or successor form, as appropriate, to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to such effectively connected income, subject to certain adjustments.

         Interest payments made to a United States Alien Holder will generally be reported to such holder and to the Internal Revenue Service on Form 1042-S. However, this reporting does not apply if such holder holds the senior securities directly through a qualified intermediary.

Backup Withholding and Information Reporting

         Under current United States federal income tax law, information reporting requirements apply to certain payments of principal, premium, market discount and interest made to, and to the proceeds of sales before maturity by, non-corporate United States Holders. In addition, a 31% backup withholding tax will apply if the noncorporate United States Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, is his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments, or (iv) under certain circumstances fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

         Backup withholding will not apply to payments made on senior securities if the certifications required by sections 871(h) and 881(c) as described above are received or if the exemption for qualified intermediaries discussed above applies, provided that Viacom or its paying agent or the qualified intermediary, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person.

         Under current Treasury Regulations, payments on the sale, exchange or other disposition of senior securities made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is:

         o  a United States person;

         o a controlled foreign corporation for United States federal income tax purposes;

         o a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business; or

         o  a foreign partnership with certain connections to the United States;

then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless such holder certifies, under penalties of perjury, that it is not a United States person and the payor does not have actual knowledge or reason to know that such holder is a United States person, or such holder otherwise establishes an exemption.

         United States Alien Holders of senior securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that such holder files a United States income tax return and the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange senior securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange senior securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange senior securities received in exchange for unregistered senior securities where such unregistered senior securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange senior securities may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of exchange senior securities by broker-dealers. Exchange senior securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange senior securities. Any broker-dealer that resells exchange senior securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange senior securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange senior securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

         The validity of the exchange senior securities and the guarantees will be passed upon for Viacom and Viacom International by Shearman & Sterling, New York, New York.

                                     EXPERTS

         Our financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of CBS as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of CBS's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of Infinity as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of Infinity's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

         Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

         Viacom's restated certificate of incorporation provides that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a Viacom director or officer or is or was serving at Viacom's request as a director or officer of another entity, shall be indemnified and held harmless by Viacom to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid by Viacom the expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification is a contract right. Viacom's restated certificate of incorporation authorizes its Board of Directors to indemnify any of Viacom's employees or agents to the extent approved by the Board of Directors and authorized under Delaware law.

         Viacom intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at the request of Viacom as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not Viacom would have the power or the obligation to indemnify him or her against that liability under the provisions of the restated certificate of incorporation of Viacom.

Item 21.  Exhibits and Financial Statement Schedules

         (a)  Exhibits

              See the index to exhibits that appears immediately following the signature pages of this Registration Statement.

         (b)  Financial Statement Schedules

              Not applicable.

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2001.

                                     VIACOM INC.


                                     By:      /s/ Sumner M. Redstone
                                        ----------------------------------------
                                          Name:   Sumner M. Redstone
                                          Title:  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signatures                       Title                           Date
            ----------                       -----                           ----

  /s/ Sumner M. Redstone      Chairman of the Board of Directors,       July 30, 2001
      Sumner M. Redstone     Chief Executive Officer and Director
                                 (Principal Executive Officer)

  /s/ Richard J. Bressler     Senior Executive Vice President and       July 30, 2001
      Richard J. Bressler         Chief Financial Officer
                                (Principal Financial Officer)

  /s/ Susan C. Gordon          Vice President, Controller and           July 30, 2001
      Susan C. Gordon              Chief Accounting Officer
                                (Principal Accounting Officer)


              *                             Director
---------------------------
      George S. Abrams

              *                             Director
---------------------------
      David R. Andelman

              *                             Director
---------------------------
      George H. Conrades

              *                             Director
---------------------------
      Philippe P. Dauman

              *                             Director
---------------------------
      William H. Gray III

            Signatures                       Title                           Date
            ----------                       -----                           ----

              *                             Director
---------------------------
      Mel Karmazin

              *                             Director
---------------------------
      Jan Leschly

              *                             Director
---------------------------
      David T. McLaughlin

              *                             Director
---------------------------
      Ken Miller

              *                             Director
---------------------------
      Leslie Moonves

              *                             Director
---------------------------
      Brent D. Redstone

              *                             Director
---------------------------
      Shari Redstone

              *                             Director
---------------------------
      Frederic V. Salerno

              *                             Director
---------------------------
      William Schwartz

              *                             Director
---------------------------
      Ivan Seidenberg

              *                             Director
---------------------------
      Patty Stonesifer

              *                             Director
---------------------------
      Robert D. Walter


By:  /s/  Michael D. Fricklas                                          July 30, 2001
        Michael D. Fricklas,
        Attorney-in-Fact
        for the Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2001.


                                    VIACOM INTERNATIONAL INC.


                                    By:      /s/ Mel Karmazin
                                       -------------------------------------
                                       Name:  Mel Karmazin
                                       Title: President, Chief Executive Officer
                                               and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signatures                         Title                         Date
            ----------                         -----                         ----

       /s/ Mel Karmazin                     President,                  July 30, 2001
           Mel Karmazin             Chief Executive Officer and
                                      Chief Operating Officer

    /s/ Richard J. Bressler      Senior Executive Vice President,       July 30, 2001
       Richard J. Bressler           Chief Financial Officer,
                                           and Director

   /s/ Michael D. Fricklas       Executive Vice President, General      July 30, 2001
       Michael D. Fricklas        Counsel, Secretary and Director


     /s/ Susan C. Gordon       Vice President, Controller and Chief     July 30, 2001
         Susan C. Gordon                Accounting Officer

                                INDEX TO EXHIBITS

Exhibit
Number                                Description
------                                -----------

1.1* Purchase Agreement, dated May 10, 2001, by and among Viacom Inc., Viacom International Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the several initial purchasers.

1.2 Purchase Agreement, dated January 9, 2001, by and among Viacom Inc., Viacom International Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the several initial purchasers (incorporated herein by reference to Exhibit 1.1 of Viacom's Form S-4 dated January 30, 2001).

4.1* Indenture, dated as of May 15, 1995, among Viacom, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee.

4.2*          First Supplemental Indenture, dated as of May 24, 1995.

4.3* Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995.

4.4*          Third Supplemental Indenture, dated as of July 22, 1996.

4.5 Fourth Supplemental Indenture, dated as of August 1, 2000 (incorporated herein by reference to Exhibit 4.3 of Viacom's Current Report on Form 8-K dated July 25, 2000).

4.6 Fifth Supplemental Indenture, dated as of January 17, 2001 (incorporated herein by reference to Exhibit 4.6 of Viacom's registration statement on Form S-4 dated January 30, 2001).

4.7 Sixth Supplemental Indenture, dated as of May 17, 2001 (incorporated herein by reference to Exhibit 4.9 of Viacom's registration statement on Form S-3 dated May 31, 2001).

4.8 Seventh Supplemental Indenture, dated as of May 31, 2001 (incorporated herein by reference to Exhibit 4.10 of Viacom's registration statement on Form S-3 dated May 31, 2001).

4.9           Form of 2006 Exchange Note (incorporated herein by reference to
              Exhibit 4.7 of Viacom's registration statement on Form S-4 dated January 30, 2001).

4.10*         Form of 2011 Exchange Note.

4.11          Form of 2010 Exchange Note (incorporated herein by reference to
              Exhibit 4.8 of Viacom's registration statement on Form S-4 dated January 30, 2001).

4.12 Form of Exchange Debenture (incorporated herein by reference to Exhibit 4.9 of Viacom's registration statement on Form S-4 dated January 30, 2001).

4.13* Registration Rights Agreement dated as of May 17, 2001 among Viacom Inc., Viacom International Inc. and the Initial Purchasers.

5.1* Opinion and Consent of Shearman & Sterling regarding validity of the exchange senior securities and the guarantees.

12.1 Statements regarding computation of ratios (incorporated herein by reference to Exhibit 12.1 of Viacom's registration statement on Form S-3 dated May 31, 2001).

23.1**        Consent of PricewaterhouseCoopers LLP.

23.2**        Consent of KPMG LLP.

23.3          Consent of Shearman & Sterling (included in Exhibit 5.1).

24.1*         Powers of Attorney.

25.1*         Statement of Eligibility of the Trustee on Form T-1.

99.1* Form of Letter of Transmittal for the 2006 Exchange Notes and the 2011 Exchange Notes.

99.2* Form of Letter of Transmittal for the 2006 Exchange Notes, 2010 Exchange Notes and Exchange Debentures.

99.3* Form of Notice of Guaranteed Delivery for the 2006 Exchange Notes and the 2011 Exchange Notes.

99.4* Form of Notice of Guaranteed Delivery for the 2006 Exchange Notes, 2010 Exchange Notes and Exchange Debentures.

99.5*         Form of Exchange Agent Agreement.


-----------------
*             Previously filed.
**            Filed herewith.